                                                                    EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

                                     AMONG

                              GLAXO WELLCOME INC.

                                      AND

                        CATALYTICA PHARMACEUTICALS, INC.

                                      AND

                                CATALYTICA, INC.

                                  DATED AS OF

                                 JUNE 25, 1997

                               TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----
ARTICLE I   DEFINITIONS..........................................................  2
    1.1     Certain Definitions..................................................  2
            -------------------
    1.2     Other Definitions.................................................... 15
            -----------------

ARTICLE II  SALE AND PURCHASE OF ASSETS.......................................... 18
    2.1     Transfer of Assets................................................... 18
            ------------------
    2.2     Purchased Assets..................................................... 18
            ----------------
            (a)    Owned Real Property........................................... 19
                   -------------------
            (b)    Tangible Personal Property.................................... 20
                   --------------------------
            (c)    Purchased Inventories......................................... 20
                   ---------------------
            (d)    Vehicles...................................................... 20
                   --------
            (e)    Contracts..................................................... 20
                   ---------
            (f)    Certain Intellectual Property................................. 21
                   -----------------------------
            (g)    Permits....................................................... 22
                   -------
            (h)    Prepaid Items................................................. 22
                   -------------
            (i)    Records....................................................... 22
                   -------
            (j)    Claims........................................................ 23
                   ------
    2.3     Excluded Assets...................................................... 23
            ---------------
            (a)    Cash.......................................................... 23
                   ----
            (b)    Prepaid Items................................................. 23
                   -------------
            (c)    Personal Property Disposed Of................................. 23
                   -----------------------------
            (d)    Insurance..................................................... 23
                   ---------
            (e)    Assets of Benefit Plans....................................... 23
                   -----------------------
            (f)    Retained Records.............................................. 23
                   ----------------
            (g)    Claims........................................................ 23
                   ------
            (h)    Retained Product Inventories.................................. 24
                   ----------------------------
            (i)    Retained Intellectual Property................................ 24
                   ------------------------------
            (j)    Nontransferable Permits....................................... 24
                   -----------------------
            (k)    Accounts Receivable........................................... 24
                   -------------------
            (l)    Other Excluded Assets......................................... 24
                   ---------------------
    2.4     Liabilities.......................................................... 24
            -----------
            (a)    Real Property Liens........................................... 24
                   -------------------
            (b)    Other Purchased Assets........................................ 25
                   ----------------------
            (c)    Permitted Liens............................................... 25
                   ---------------
            (d)    Assumed Liabilities........................................... 25
                   -------------------
            (e)    Excluded Liabilities.......................................... 26
                   --------------------

ARTICLE III CONSIDERATION........................................................ 27
    3.1     Cash Purchase Price.................................................. 27
            -------------------
    3.2     Additional Cash Consideration........................................ 28
            -----------------------------

    3.3     Additional Stock Consideration....................................... 28
            ------------------------------
    3.4     Warrants............................................................. 28
            --------
    3.5     Escrow............................................................... 28
            ------
    3.6     Adjustment of Purchase Price......................................... 28
            ----------------------------
            (a)    Final Statement............................................... 28
                   ---------------
            (b)    Dispute Resolution............................................ 29
                   ------------------
            (c)    Adjustment.................................................... 30
                   ----------
    3.7     Allocation........................................................... 31
            ----------
    3.8     Proration of Certain Items........................................... 31
            --------------------------
            (a)    Operating Expenses............................................ 31
                   ------------------
            (b)    Taxes......................................................... 31
                   -----
            (c)    Utilities..................................................... 32
                   ---------
            (d)    Personal Property Leases...................................... 32
                   ------------------------
            (e)    Deposits...................................................... 32
                   --------
            (f)    Prepaid Items................................................. 32
                   -------------

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF SELLER............................. 33
    4.1     Organization and Good Standing....................................... 33
            ------------------------------
    4.2     Authority............................................................ 33
            ---------
    4.3     No Conflict or Breach................................................ 34
            ---------------------
    4.4     Consents and Approvals............................................... 35
            ----------------------
    4.5     Books and Records; Financial Information............................. 35
            ----------------------------------------
            (a)    Actual Historical Financial Information....................... 35
                   ---------------------------------------
            (b)    Historical Budgeted Financial Information..................... 37
                   -----------------------------------------
            (c)    Projected Financial Information............................... 37
                   -------------------------------
    4.6     Title to Assets...................................................... 38
            ---------------
    4.7     Real Property........................................................ 38
            -------------
            (a)    Owned......................................................... 38
                   -----
            (b)    Leased........................................................ 40
                   ------
            (c)    Improvements.................................................. 40
                   ------------
    4.8     Certain Purchased Property........................................... 40
            --------------------------
    4.9     Condition of Tangible Assets......................................... 41
            ----------------------------
    4.10    Purchased Inventories................................................ 42
            ---------------------
    4.11    Contracts............................................................ 42
            ---------
    4.12    Intellectual Property................................................ 44
            ---------------------
    4.13    Legal Proceedings.................................................... 46
            -----------------
    4.14    Permits.............................................................. 46
            -------
    4.15    Taxes................................................................ 47
            -----
    4.16    Insurance............................................................ 47
            ---------
    4.17    Labor and Employment Matters......................................... 47
            ----------------------------
    4.18    Employees; Compensation; Benefit Plans............................... 48
            --------------------------------------
            (a)    Compensation, Agreements...................................... 48
                   ------------------------
            (b)    Employee Benefit Plans........................................ 48
                   ----------------------

    4.19    Absence of Certain Changes........................................... 49
            --------------------------
    4.20    Names................................................................ 50
            -----
    4.21    Brokers.............................................................. 50
            -------
    4.22    Environmental Matters................................................ 50
            ---------------------
            (a)    Condition of the Purchased Assets............................. 50
                   ---------------------------------
            (b)    Compliance With Environmental Laws............................ 51
                   ----------------------------------
            (c)    Environmental Permits......................................... 51
                   ---------------------
            (d)    CERCLA Liabilities............................................ 52
                   ------------------
            (e)    Environmental Liabilities..................................... 52
                   -------------------------
            (f)    Environmental Reports......................................... 53
                   ---------------------
    4.23    Employee Health and Safety Matters................................... 54
            ----------------------------------
    4.24    Seller Financial Condition........................................... 54
            --------------------------
    4.25    Multisite Contracts.................................................. 54
            -------------------

ARTICLE V   REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT................... 54
    5.1     Organization and Good Standing....................................... 55
            ------------------------------
    5.2     Authority............................................................ 55
            ---------
    5.3     No Conflict or Breach................................................ 56
            ---------------------
    5.4     Consents and Approvals............................................... 56
            ----------------------
    5.5     Capital Structure of Parent and Buyer................................ 57
            -------------------------------------
            (a)    Parent........................................................ 57
                   ------
            (b)    Buyer......................................................... 58
                   -----
    5.6     Financial Statements................................................. 59
            --------------------
    5.7     Material Adverse Change.............................................. 60
            -----------------------
    5.8     Financial Plans...................................................... 60
            ---------------
    5.9     Securities Documents................................................. 61
            --------------------
    5.10    Legal Proceedings.................................................... 62
            -----------------
    5.11    No Other Representations............................................. 62
            ------------------------
    5.12    FDA.................................................................. 62
            ---
    5.13    Financing............................................................ 63
            ---------
    5.14    Brokers.............................................................. 63
            -------

ARTICLE VI  COVENANTS OF SELLER.................................................. 63
    6.1     Conduct of Business.................................................. 63
            -------------------
    6.2     Access and Information............................................... 65
            ----------------------
    6.3     No Other Solicitations............................................... 66
            ----------------------
    6.4     Future Cash Flows.................................................... 66
            -----------------
    6.5     Environmental Reports................................................ 66
            ---------------------
    6.6     Financial Statements................................................. 66
            --------------------
    6.7     Multisite Contracts.................................................. 66
            -------------------

ARTICLE VII COVENANTS OF BUYER AND SELLER........................................ 67
    7.1     Access............................................................... 67
            ------

    7.2      Employee Terminations............................................... 68
             ---------------------
    7.3      Establishment Registration and AFT Permit........................... 68
             -----------------------------------------
    7.4      Covenant Not to Compete............................................. 69
             -----------------------
             (a)    General...................................................... 69
                    -------
             (b)    Time Period.................................................. 70
                    -----------
             (c)    Remedies..................................................... 70
                    --------
    7.5      Retained Product Inventories........................................ 70
             ----------------------------

ARTICLE VIII MUTUAL COVENANTS.................................................... 71
    8.1      Employment Matters.................................................. 71
             ------------------
             (a)    Employment................................................... 71
                    ----------
             (b)    Retirement and Benefit Plans; Incentives..................... 73
                    ----------------------------------------
             (c)    Service Credit for New Employees............................. 73
                    --------------------------------
             (d)    General...................................................... 73
                    -------
             (e)    WARN Act..................................................... 73
                    --------
             (f)    Tax Reporting................................................ 74
                    -------------
             (g)    No Third Party Beneficiaries................................. 74
                    ----------------------------
    8.2      Environmental Indemnification....................................... 74
             -----------------------------
             (a)    Seller's Environmental Indemnity............................. 74
                    --------------------------------
             (b)    Buyer's Environmental Indemnity.............................. 75
                    -------------------------------
             (c)    Future Construction and Repair and Maintenance Activities.... 77
                    ---------------------------------------------------------
             (d)    Seller's Obligation to Perform Remedial Activities........... 84
                    --------------------------------------------------
             (e)    Buyer's Obligation to Perform Remedial Activities............ 85
                    -------------------------------------------------
             (f)    The Procedure for Tendering An Indemnified Claim............. 86
                    ------------------------------------------------
             (g)    Time for Indemnified Claims.................................. 87
                    ---------------------------
             (h)    No Recovery for Loss of Profits.............................. 87
                    -------------------------------
             (i)    Independent Covenants........................................ 88
                    ---------------------
             (j)    Notice of Environmental Occurrences.......................... 89
                    -----------------------------------
    8.3      Best Efforts; Regulatory Approvals.................................. 89
             ----------------------------------
    8.4      SWMU................................................................ 90
             ----
             (a)    SWMU Remedial Activity....................................... 90
                    ----------------------
             (b)    Future Remediation of Pre-Existing Environmental Conditions.. 90
                    -----------------------------------------------------------
    8.5      Termination of Confidentiality Agreement............................ 91
             ----------------------------------------
    8.6      Confidentiality..................................................... 91
             ---------------
             (a)    General...................................................... 91
                    -------
             (b)    Nondisclosure................................................ 91
                    -------------
             (c)    Permitted Exceptions......................................... 92
                    --------------------
             (d)    Consent...................................................... 93
                    -------
             (e)    Excluded Information......................................... 93
                    --------------------
             (f)    Notification of Mandatory Disclosure......................... 94
                    ------------------------------------
             (g)    Publicity.................................................... 95
                    ---------
             (h)    Return of Confidential Information........................... 95
                    ----------------------------------
    8.7      Additional Material Contracts....................................... 96
             -----------------------------

    8.8      Unemployment Accounts............................................... 97
             ---------------------
    8.9      Asbestos............................................................ 97
             --------
    8.10     Information Technology Matters...................................... 98
             ------------------------------
    8.11     Maintenance of Representations and Warranties....................... 98
             ---------------------------------------------
    8.12     Supply Agreement Charges............................................ 99
             ------------------------
    8.13     Warren Encroachment.................................................100
             -------------------

ARTICLE IX   CONDITIONS PRECEDENT TO BUYER'S AND PARENT'S OBLIGATIONS............100
    9.1      Representations and Warranties......................................100
             ------------------------------
    9.2      Compliance with Covenants...........................................101
             -------------------------
    9.3      Absence of Litigation...............................................101
             ---------------------
    9.4      Absence of Material Change..........................................101
             --------------------------
    9.5      Consents and Approvals and Permits..................................101
             ----------------------------------
    9.6      Title Insurance; Survey.............................................102
             -----------------------
    9.7      Removal of Liens....................................................102
             ----------------
    9.8      Financing...........................................................102
             ---------
    9.9      Legal Opinion.......................................................102
             -------------
    9.10     Physical Condition of Purchased Assets..............................103
             --------------------------------------
    9.11     Litigation..........................................................103
             ----------
    9.12     Transaction Agreements..............................................103
             ----------------------

ARTICLE X    CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS........................103
    10.1     Representations and Warranties......................................103
             ------------------------------
    10.2     Compliance with Covenants...........................................104
             -------------------------
    10.3     Absence of Litigation...............................................104
             ---------------------
    10.4     Consents and Approvals..............................................104
             ----------------------
    10.5     Legal Opinion.......................................................104
             -------------
    10.6     Transaction Agreements..............................................104
             ----------------------
    10.7     Insurance Coverages.................................................104
             -------------------

ARTICLE XI   CLOSING.............................................................105
    11.1     Closing.............................................................105
             -------
    11.2     Deliveries by Seller................................................105
             --------------------
    11.3     Deliveries by Buyer and Parent......................................107
             ------------------------------
    11.4     Deliveries by Seller and Buyer......................................108
             ------------------------------
    11.5     Further Assurances..................................................109
             ------------------

ARTICLE XII  INDEMNIFICATION.....................................................109
    12.1     Indemnification by Seller...........................................109
             -------------------------
    12.2     Indemnification by Buyer and Parent.................................111
             -----------------------------------
    12.3     Notice of Claim.....................................................113
             ---------------
    12.4     Defense.............................................................114
             -------
             (a)    Third Party Claims...........................................114
                    ------------------

             (b)    Indemnitee's Right to Assume Defense.........................115
                    ------------------------------------
             (c)    Indemnitor's Failure to Assume Defense of Third Party Claim..116
                    -----------------------------------------------------------
             (d)    Statutes of Limitations......................................117
                    -----------------------
    12.5     Time for Claims.....................................................117
             ---------------
    12.6     Limitation..........................................................118
             ----------
    12.7     Reduction by Insurance Proceeds.....................................118
             -------------------------------
    12.8     Maximum Indemnity Amount............................................119
             ------------------------
    12.9     Known Matters.......................................................119
             -------------
    12.10    Exclusive Remedy....................................................120
             ----------------
    12.11    Indemnities Related to Purchased Inventories........................120
             --------------------------------------------
    12.12    Exceptions..........................................................120
             ----------

ARTICLE XIII TERMINATION.........................................................121
    13.1     Termination.........................................................121
             -----------
    13.2     Effect on Obligations...............................................122
             ---------------------

ARTICLE XIV  MISCELLANEOUS.......................................................123
    14.1     Survival of Representations.........................................123
             ---------------------------
    14.2     Bulk Sales..........................................................123
             ----------
    14.3     Risk of Loss........................................................123
             ------------
             (a)    Material.....................................................123
                    --------
             (b)    Not Material.................................................124
                    ------------
    14.4     Tax Filings.........................................................124
             -----------
    14.5     Expenses............................................................125
             --------
    14.6     Publicity...........................................................125
             ---------
    14.7     Notices.............................................................125
             -------
    14.8     Governing Law.......................................................127
             -------------
    14.9     Jurisdiction........................................................127
             ------------
    14.10    Counterparts........................................................128
             ------------
    14.11    Assignment..........................................................128
             ----------
    14.12    Third Party Beneficiaries...........................................128
             -------------------------
    14.13    Headings............................................................129
             --------
    14.14    Amendments..........................................................129
             ----------
    14.15    Severability........................................................129
             ------------
    14.16    Entire Agreement....................................................129
             ----------------
    14.17    Drafting Ambiguities................................................129
             --------------------

                                   SCHEDULES
                                   ---------

Section 1.1(a)      Assumed Supply Contracts
Section 1.1(b)      Data Room Catalog
Section 2.2(a)      Owned Real Property
Section 2.2 (d)     Vehicles
Section 2.2(f)(i)   Transferred Processes
Section 2.2(f)(ii)  Transferred Systems
Section 2.2(g)      Transferred Permits
Section 2.3(f)      Retained Records
Section 2.3(j)      Nontransferable Permits
Section 2.3(l)      Excluded Assets
Section 2.4(a)      Real Property Liens
Section 3.8(c)      Deposits
Section 4.1         Foreign Qualifications
Section 4.4         Required Consents
Section 4.5         Financial Information
Section 4.6         Liens
Section 4.9         Condition of Tangible Assets
Section 4.10        Purchased Inventories Greater than Six Months of Forward Demand
Section 4.11        Material Contracts
Section 4.12(b)     Trademark Proceedings
Section 4.12(c)     Intellectual Property
Section 4.13        Legal Proceedings
Section 4.16        Insurance
Section 4.18        Employee Benefit Plans
Section 4.19        Absence of Certain Changes
Section 4.22        Environmental Matters
Section 4.23        Employee Health and Safety Matters
Section 6.1         Conduct of Business
Section 8.1(a)(1)   Categories of New Greenville Employees
Section 8.1(b)      Buyer Retirement and Benefit Plans
Section 8.2(c)(1)   Prohibited Areas
Section 8.7         Additional Material Contracts

                                    EXHIBITS
                                    --------

Exhibit A      Amended and Restated Certificate of Incorporation
Exhibit B      Environmental Agreement
Exhibit C      License Agreement
Exhibit D      Memorandum of Understanding
Exhibit E      Supply Agreement
Exhibit F      Additional Cash Consideration
Exhibit G      Allocation of Total Consideration
Exhibit H      Morgan Stanley Stock Purchase Agreement
Exhibit I      Chase Manhattan Commitment Letter
Exhibit J      Asbestos Release
Exhibit K      Special Warranty Deed and Quitclaim Deed
Exhibit L      Bill of Sale
Exhibit M      Assignment and Assumption of Liabilities

                            ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT (together with all Schedules and Exhibits hereto, this "Agreement"), dated as of June _____, 1997, is entered into in the State of North Carolina by and among GLAXO WELLCOME INC., a North Carolina corporation ("Seller"), CATALYTICA PHARMACEUTICALS, INC., a Delaware corporation ("Buyer") and CATALYTICA, INC., a Delaware corporation that is the parent of Buyer (the "Parent").

                               R E C I T A L S :

          1. Seller is the owner and operator of a pharmaceuticals manufacturing facility located in Greenville, North Carolina (the "Facility").

          2. Seller desires to sell, and Buyer desires to buy, certain assets of Seller used in or relating to the Operation of the Facility (as defined below), on the terms and conditions set forth in this Agreement, and Seller and Buyer desire, and it is a condition to the parties' obligations under this Agreement, that Buyer manufacture and supply to Seller and Seller purchase certain secondary and sterile pharmaceutical products and certain bulk active ingredients and intermediates for use in pharmaceutical products, all under the terms of the Supply Agreement (as defined below).

          THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

           1.1 Certain Definitions.  The following terms shall have the meanings
               -------------------
set forth below:

          Assigned Products.  Those products that Buyer will manufacture for
          -----------------
third parties under the Assumed Supply Contracts.

          Assumed Supply Contracts.  Those third party manufacturing contracts
          ------------------------
as set forth in Section 1.1(a) of the Disclosure Schedule which shall be assigned by Seller to Buyer at the Closing.

          Best Knowledge.  Actual knowledge of the officers and directors of the
          --------------
party in question after reasonable inquiry of the management personnel of such party who are, in such party's judgment, best situated to know about the subject.

          Buyer Confidential Information.  All confidential business and
          ------------------------------
technical communications, documents or other information, whether in written, oral or other form, of Buyer, Parent or a Parent's Affiliate that are disclosed to Seller by Buyer, Parent or a Parent's Affiliate or Seller otherwise learns in connection with the negotiation or performance of this Agreement; provided, however, that all information relating to the Products shall be Seller Confidential Information except to the extent that information is part of or constitutes a "Supplier Development" as described in the Supply Agreement.
Buyer Confidential Information shall include all of the above disclosed by Buyer, Parent or a Parent's Affiliate or learned by Seller prior to the date of this Agreement.

          Buyer Preferred Stock.  Shares of junior convertible preferred stock,
          ---------------------
par value $.001 per share, of Buyer having precisely the rights and preferences described in the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A (which rights and preferences have previously been fully negotiated by the parties and are not subject to change).

          Closing.  The closing of the purchase and sale of the Purchased Assets
          -------
pursuant to this Agreement.

          Closing Date.  The day on which the Closing occurs.
          ------------

          COBRA.  Consolidated Omnibus Budget Reconciliation Act, as amended.
          -----

          Code.  The Internal Revenue Code of 1986, as amended, including
          ----
regulations and other guidance promulgated thereunder.

          Continuing Release.  Any release of a Hazardous Material that occurred
          ------------------
at any time on or before the Effective Time and also after the Effective Time from a below ground structure (including without limitation, a sewer, pipe, tank, sump, or drain); provided, however, that no release shall be a Continuing Release to the extent that it occurs during any period of time following (i) the time Buyer discovers or reasonably should have discovered the release and has a reasonable opportunity to cure or (ii) the fifth (5) anniversary of the Closing Date, whichever is earlier.

          Data Room Catalog.  That certain catalog of documents which has
          -----------------
previously been made available by Seller to Buyer, a copy of which is attached hereto as Section 1.1(b) of the Disclosure Schedule.

          Disclosure Schedule.  The schedule accompanying this Agreement, which
          -------------------
is arranged in sections corresponding to the Sections of this Agreement.

          Environmental Agreement.  Agreement in the form attached hereto as
          -----------------------
Exhibit B (which form has previously been fully negotiated by the parties and is not subject to change) to be entered into between the parties at the Closing in accordance with Section 11.4.

          Environmental Claim.  Any and all losses, damages, judgments, fines,
          -------------------
liens, penalties, costs and expenses (including without limitation reasonable attorneys' fees, experts' fees, consultants' fees, but not including loss of profits described in Section 8.2(h)), administrative, enforcement or judicial actions, suits, orders, notices, notices of violations, investigations, complaints, demands for Remedial Activity, requests for information, proceedings, or other written communication, based upon, arising from, alleging, or asserting any (i) violation of or liability under any Environmental Law, including, without limitation, a violation of any permit, approval, memorandum of understanding, or settlement agreement; (ii) violations or liability arising from the conduct of Remedial Activity; (iii) Environmental Condition, of any kind or character, whether known or unknown as of the Effective Time; or (iv) exposure of any person to a Hazardous Material (without regard to whether a health effect is manifested as of the Effective Time), except for persons covered by Section 12.1(c) or Section 12.2(c), whose claims are described in the provisions of that Section and whose exposures shall give rise to a "Loss" under such Sections, rather than to an "Environmental Claim."

          Environmental Condition.  The presence in the environment, including
          -----------------------
the soil, groundwater, surface water or air of any Hazardous Material at any concentration (i) exceeding allowable levels under any Environmental Law, or
(ii) requiring Remedial Activity or other action under any Environmental Law.

          Environmental Law.  Any and all federal, state, or local laws,
          -----------------
statutes, ordinances, orders, codes, rules, regulations, judgments or agreements with any Governmental Body relating to environmental matters involving pollution, contamination or protection of the environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, Clean Air Act, the Federal Water Pollution Control Act, the Hazardous Material Transportation Act, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the North Carolina Oil Pollution and Hazardous Substances Control Act, and other local, state and federal laws of similar import.

          ERISA.  The Employee Retirement Income Security Act of 1974, as
          -----
amended, including regulations and other guidance promulgated thereunder.

          Escrow Agent.  Branch Banking and Trust Company.
          ------------

          Escrow Agreement.  That certain Escrow Agreement dated of even date
          ----------------
herewith between Seller, Buyer and Escrow Agent.

          Exacerbation.  Any exacerbation or worsening of an Environmental
          ------------
Condition to such an extent that Remedial Activities, or additional Remedial Activities, which were not previously required, become necessary to fulfill the Environmental Laws applicable to such Environmental Condition.

          FDA.  The United States Food and Drug Administration.
          ---

          FD&C Act.  The Federal Food, Drug and Cosmetic Act, as amended, and
          --------
the rules and regulations thereunder.

          GAAS.  Generally accepted international auditing standards.
          ----

          Governmental Body.  Any nation or government, any state, province or
          -----------------
other political subdivision thereof or any entity with legal authority to exercise executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          Greenville Employees.  All persons employed by Seller in regular (full
          --------------------
time, part-time or long term temporary) positions as of the Effective Time whose regular place of employment is the Facility.

          HSR Act.  The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
          -------
amended, and the rules and regulations thereunder.

          Hazardous Material.  Any material or substance designated by or
          ------------------
regulated by any Governmental Body as radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment (including without limitation solvents, petroleum, crude oil fractions, pesticides, asbestos containing materials, radon gas, radioactive materials, blood, biological substances, medical "sharps" waste, and other chemicals, "hazardous substances," "hazardous waste," "hazardous materials," or "toxic substances" under the Environmental Laws). Hazardous Material shall not include (1) products or materials used to produce products at the Facility for ultimate sale to customers and stored in compliance with applicable Environmental Laws or (2) any asbestos containing materials in an Improvement, utility, fixture and equipment or Tangible Personal Property.

          Incremental Construction Costs.  With respect to expansion or
          ------------------------------
modification of any existing improvement or construction of a new improvement (hereinafter referred to as "Construction Activity") or repairs and maintenance of any improvements, utilities, fixtures and equipment or tangible personal property (herein a "Repair Activity") to or in an area affected by a Pre-Existing Environmental Condition, the excess of (A) costs reasonably incurred by Buyer in connection with either the Construction Activity or Repair Activity, to the extent that such costs result from the presence of a Pre-Existing Environmental Condition, over (B) the costs that would have been incurred by Buyer in connection with the Construction Activity or Repair Activity, as the case may be, had such Pre-Existing Environmental Condition not been present. In no event shall Incremental Construction Costs include any costs relating to the presence of asbestos containing materials in an Improvement, utility, fixture and equipment or Tangible Personal Property.

          Intellectual Property.  (i) Trademarks, trademark registrations,
          ---------------------
trademark applications, service marks, service mark registrations, service mark applications, business marks, brand names, trade names, trade dress, names, logos and slogans and all goodwill associated therewith; (ii) patents, patent rights, provisional patent applications, patent applications, designs, registered designs, registered design applications, industrial designs, industrial design applications and industrial design registrations, including any and all divisions, continuations, continuations-in-part, extensions, substitutions, renewals, registrations, revalidations, reexaminations, reissues or additions, including supplementary certificates of protection, of or to any of the foregoing items; (iii) copyrights, copyright registrations, copyright applications, original works of authorship fixed in any tangible medium of expression, including literary works (including all forms and types of computer software, including all source code, object code, firmware, development tools, files, records and data and all documentation related to any of the foregoing, musical, dramatic, pictorial, graphic and sculptured works; (iv) trade secrets, technology, discoveries and improvements, know-how, proprietary rights, formulae, confidential and proprietary information, technical information, techniques, inventions, designs, drawings, procedures, processes, models, formulations, manuals and systems, whether or not patentable or copyrightable, including all biological, chemical, biochemical, toxicological, pharmacological and metabolic material and information and data relating thereto and formulation, clinical, analytical and stability information and data which have actual or potential commercial value and are not available in the public domain; and (v) all other intellectual property or proprietary rights, in each case whether or not subject to statutory registration or protection.

          Legal Requirements.  Any and all laws, statutes, ordinances, rules,
          ------------------
regulations, judgments, injunctions, stipulations, decrees, orders, treaties or protocols now or hereafter enacted or promulgated by any Governmental Body, any covenant, condition or restriction contained in any agreement, and any insurance underwriter's requirement, but not including any Environmental Laws or the FD&C Act.

          License Agreement.  Agreement, in the form attached hereto as Exhibit
          -----------------
C (which form has previously been fully negotiated by the parties and is not subject to change), to be entered into between Seller and Buyer at the Closing, pursuant to which Buyer shall license certain of the Transferred Intellectual Property to Seller.

          Lien.  Any encumbrance, lien, charge, claim, option, pledge, security
          ----
interest, mortgage, deed of trust, easement, lease, occupancy agreement, license or title defect of any nature.

          Material Adverse Effect.  A material adverse effect on the condition,
          -----------------------
permitted use or value of the Purchased Assets or the Operation of the Facility.

          Medical Records Transfer Agreement.  Agreement, in a form to be agreed
          ----------------------------------
upon by the parties, to be entered into between Seller and Buyer at the Closing and which will govern the Seller's transfer of the medical records of the New Employees to Buyer.

          Memorandum of Understanding.  That certain Memorandum of
          ---------------------------
Understanding, a draft of which is attached hereto as Exhibit D and which has been negotiated between Buyer and Seller and filed with the North Carolina Department of Environmental Health and Natural Resources ("DEHNR") with respect to certain Pre-Existing Environmental Conditions, as said memorandum is amended and renewed from time to time as required by the DEHNR.

          Operation of the Facility.  The use of the Purchased Assets by Seller
          -------------------------
to manufacture and supply products in the manner and quantity being manufactured and supplied by it at the Facility as of the Effective Time for its own use or for the sale to any third party.

          Parent's Affiliate.  Any person controlling, controlled by or under
          ------------------
direct or indirect common control with Parent or in which Parent holds 30% or more of the outstanding voting or equity interests.

          Parent Common Stock.  Shares of common stock, par value $.001 per
          -------------------
share, of Parent.

          Parent Subsidiaries.  All those corporations, associations or other
          -------------------
business entities, including without limitation the Buyer, of which the Parent owns or controls 50% or more of the outstanding equity securities, either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent.

          Permits.  All permits, authorizations, certificates, approvals,
          -------
licenses, exemptions and classifications required for the Operation of the Facility and the ownership and operation of the Purchased Assets, except for those required by the FD&C Act or the Environmental Laws.

          Personnel Files Transfer Agreement.  Agreement, in a form to be agreed
          ----------------------------------
upon by the parties, which will be entered into between Seller and Buyer at the Closing and which will govern the Seller's transfer of the personnel files of the New Employees to Buyer.

          Post-Closing Environmental Condition.   An Environmental Condition to
          ------------------------------------
the extent that it:

          (1) exists on the Purchased Assets after the Effective Time, but is not a Pre-Existing Environmental Condition (except as specifically set forth in paragraph (3) below) or was not caused by Seller, or Seller's agents, employees, consultants, contractors or hazardous waste haulers or handlers;

          (2) exists at any other location to which Hazardous Materials generated at the Owned Real Property after the Effective Time or at any time in the course of a Remedial Activity conducted by or for the benefit of Buyer or Buyer's agents, employees, consultants, contractors or hazardous waste haulers or handlers under this Agreement, or the Environmental Agreement, have been transferred, to the extent such Environmental Condition results from the Hazardous Materials so generated; or

          (3) is a Pre-Existing Environmental Condition that becomes subject to Buyer's Environmental Indemnity Obligation under Section 8.2.

          Pre-Existing Environmental Condition.  An Environmental Condition to
          ------------------------------------
the extent that it:

          (1) exists on the Purchased Assets before the Effective Time, including, without limitation, those identified in the "Phase II RCRA Facility Investigation Report," dated October 1995, as amended, which was submitted by Seller to the North Carolina Department of Environment, Health and Natural Resources ("DEHNR") (hereinafter referred to as "the RFI Report");

          (2) results from a Continuing Release;

          (3) exists at any other location to which Hazardous Materials generated at the Owned Real Property prior to the Effective Time or at any time in the course of a Remedial Activity conducted by or for the benefit of Seller or Seller's agents, employees, consultants, contractors or hazardous waste haulers or handlers under this Agreement, or the Environmental Agreement, have been transferred, to the extent such Environmental Condition results from the Hazardous Material so generated; or

          (4) has resulted or hereafter results from the migration or transformation of any of the Environmental Conditions described in subparts (1) through (3) of this definition.

          Products.  The Products, as defined in the Supply Agreement, that
          --------
Buyer is obligated to manufacture for purchase by Seller under the Supply Agreement following the Closing.

          Purchased Inventories.  The following inventories as they exist as of
          ---------------------
the Effective Time: (a) all primary raw materials; (b) all primary work in process; (c) all primary finished goods; (d) all secondary and sterile raw materials and packaging components; (e) all secondary and sterile work in process; (f) all secondary and sterile finished goods not yet passed by quality assurance, except for the Retained Product Inventories.

          Remedial Activity.  Any reporting, investigation, feasibility study,
          -----------------
remediation, treatment, removal, transport, disposal, characterization, sampling, health assessment, risk assessment, encapsulation, monitoring, study, report, assessment, analysis, or other activity with respect to an Environmental Condition.

          Rights.  Any warrants, options, rights, convertible securities and
          ------
other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests, and stock appreciation rights, performance units and similar stock-based rights, whether or not they obligate the issuer thereof to issue stock or other securities or to pay cash.

          Securities Documents.  All reports, proxy statements, registration
          --------------------
statements and all other documents filed, or required to be filed or sent to shareholders, pursuant to the Securities Laws, including without limitation annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, annual reports to shareholders, proxy statements and registration statements.

          Securities Laws.  The Securities Act of 1933, as amended; the
          ---------------
Securities Exchange Act of 1934, as amended; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939 as amended; and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          Seller Confidential Information.  All confidential business and
          -------------------------------
technical communications, documents and other information, whether in written, oral or other form, which Seller or a Seller's Affiliate furnishes or discloses to Buyer or Parent or which Buyer or Parent otherwise learns in connection with the negotiation and performance of this Agreement or any of the Transaction Agreements (whether relating to Seller, a Seller's Affiliate or any third party for which Seller has an obligation of confidentiality), including the terms of this Agreement, other than the existence of this Agreement; price and cost information; customer and supplier lists; strategies; forecasts; market research and analyses; computer programs; technical data and know-how. Seller Confidential Information disclosed by Seller or a Seller's Affiliate to Buyer, Parent or a Parent's Affiliate or learned by Buyer, Parent or a Parent's Affiliate prior to the date of this Agreement, including without limitation, pursuant to any confidentiality agreement between the parties, shall be included in the definition of "Seller Confidential Information."

          Seller's Affiliate.  Any person controlling, controlled by or under
          ------------------
direct or indirect common control with Seller or in which Seller holds 30% or more of the outstanding voting or equity interests.

          Seller's Obligatory Remediation.  All Remedial Activities required to
          -------------------------------
comply with and fulfill Environmental Laws (including without limitation any consent decrees, settlement agreements, permits, approvals, plans, agreements, and memorandums of understanding) applicable to a Pre-Existing Environmental Condition. If more than one alternative meets such requirements, the Remedial Activity shall be the one that (A) can be achieved for the lowest financial cost as compared with other alternatives and (B) does not restrict or interfere with the operations of the Facility as they existed at the Effective Time. If more than one alternative meets both (A) and (B), the Remedial Activity shall be the one that minimizes any interference with other Facility operations and, to the extent consistent with Facility operations, avoids or reduces the likelihood of future liabilities.

          Statement of Final Inventories.  A written statement to be prepared
          ------------------------------
following the Closing, describing the type and amount of the Purchased Inventories as of the Effective Time based on Seller's 1997 standard costs. The Statement of Final Inventories shall be based on the Seller's perpetual inventory record for the month-end that coincides with the Closing Date or such shorter part of a month as ends on the day of the Closing Date, if the Closing Date is not the last day of the month.

          Sterile Products Facility.  That building known as Building #16,
          -------------------------
including all equipment located therein, which is located on the Owned Real Property, is predominately used for the manufacture of sterile products and is commonly referred to as the "Sterile Products Facility".

          Stock Purchase Agreement.  That certain Stock Purchase Agreement
          ------------------------
entered into between Buyer and Seller simultaneously with this Agreement, pursuant to which Buyer will issue to Seller shares of Buyer Preferred Stock.

          Supply Agreement.  Agreement in precisely the form attached hereto as
          ----------------
Exhibit E (which form has previously been fully negotiated by the parties and is not subject to change, except that the agreement may be amended to the extent provided in Section 8.12 and Exhibit B to the Supply Agreement may be amended to include new agreements entered into as described in Section 8.7 of this Agreement), to be entered into between Seller and Buyer at the Closing, pursuant to which Buyer will manufacture for Seller and Seller will purchase from Buyer specified quantities of the products listed in said agreement.

          Taxes.  Any and all federal, state, local and foreign taxes,
          -----
assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, licensing, privilege, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          Transaction Agreements.  The Escrow Agreement, the Supply Agreement,
          ----------------------
the Stock Purchase Agreement, the License Agreement, the Environmental Agreement, the Memorandum of Understanding, the Personnel Files Transfer Agreement, the Medical Records Transfer Agreement, the Warrant Purchase Agreement, the Share Exchange Agreement (as defined in the Stock Purchase Agreement) and the Asbestos Release.

          UK GAAP.  Generally accepted United Kingdom accounting principles.
          -------
          US GAAP.  Generally accepted United States accounting principles.
          -------
          WARN Act.  The Workers Adjustment Retraining and Notification Act, as
          --------
amended, and the rules and regulations thereunder.

          Warrant Purchase Agreement.  That certain Warrant Purchase Agreement
          --------------------------
entered into between Buyer and Seller simultaneously with this Agreement, pursuant to which Buyer will deliver the Warrants.

          Warrants.  Warrants to purchase 2,000,000 shares of the common stock
          --------
of Catalytica, Inc., which shall be delivered to Seller at the Closing, pursuant to the Warrant Purchase Agreement.

          1.2    Other Definitions. In addition, the following terms shall have
                 -----------------
the meanings given them in the following Sections of this Agreement:

       Term                                      Section
       ----                                      -------
       Asbestos Consideration                    8.9
       Asbestos Release                          8.9
       Assumed Liabilities                       2.4(d)
       Buyer Indemnitees                         8.2(a)
       Buyer's Environmental Indemnity
        Obligations                              8.2(b)
       Cash Purchase Price                       3.1
       Construction Activity                     1.1
       Contracts                                 2.2(e)
       EBIT Payments                             Exhibit F
       EBIT Period                               Exhibit F
       EBIT Statement                            Exhibit F
       Effective Time                            11.1
       Environmental Provisions                  8.2(i)
       Environmental Reports                     4.22(f)
       Escrow Amount                             3.5
       Excluded Assets                           2.1
       Excluded Liabilities                      2.4(e)
       Existing Environmental Permits            4.22(c)
       Facility                                  Recitals
       GWI Projections                           4.5

       Improvements                              2.2(a)(iii)
       Indemnified Party                         12.3
       Indemnity Obligor                         12.3
       Loss                                      12.1
       Material Contracts                        4.11
       Multisite Contracts                       4.25
       New Employees                             8.1
       Nontransferable Permits                   2.3(j)
       Owned Real Property                       2.2(a)(i)
       Permitted Liens                           2.4(c)
       Plans                                     4.18(b)
       Projections                               5.8
       Prohibited Areas                          8.2(c)
       Prospective Employees                     8.1(a)
       Purchased Assets                          2.1
       Raw Materials Purchase Orders             4.11
       Repair Activity                           1.1
       Required Consents                         4.4
       Retained Intellectual Property            2.3(i)
       Retained Product Inventories              2.3(h)
       Seller Indemnitees                        8.2(b)

       Seller's Environmental Indemnity
        Obligations                              8.2(a)
       Sterile EBIT                              Exhibit F
       Tangible Personal Property                2.2(b)
       Target Year                               Exhibit F
       Tax Returns                               4.15
       Transferred Intellectual Property         2.2(f)(ii)
       Transferred Processes                     2.2(f)(i)
       Transferred Systems                       2.2(f)(ii)
       Transferred Permits                       2.2(g)
       Utilities                                 4.7(a)(iv)

                                   ARTICLE II

                          SALE AND PURCHASE OF ASSETS

          2.1  Transfer of Assets.  Subject to the terms and conditions of this
               ------------------
Agreement, Seller agrees to sell, assign, transfer and deliver to Buyer, and Buyer agrees to purchase and accept from Seller, at the Closing, free and clear of all Liens, except Permitted Liens, those assets and properties of Seller specifically described below in Section 2.2 which are used by Seller in connection with the Operation of the Facility, but excluding certain assets described in Section 2.3. The assets being sold hereunder are collectively referred to as the "Purchased Assets," and the assets described in Section 2.3 are collectively referred to as the "Excluded Assets."

          2.2  Purchased Assets.  Except to the extent otherwise described in
               ----------------
Section 2.3,
the Purchased Assets consist of the following:
          (a)  Owned Real Property.  All of Seller's right, title and interest
               -------------------
     in and to the following:

               (i) all that certain real property consisting of 17 separate parcels of land consisting of approximately 582 acres, located in Greenville, North Carolina and more particularly described in Section 2.2(a) of the Disclosure Schedule (the "Owned Real Property");

               (ii) all rights, privileges and easements appurtenant to the Owned Real Property, including, without limitation, all development rights, air rights, water, water rights and riparian rights relating to the Owned Real Property and any rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Owned Real Property and all of Seller's right, title and interest in and to all roads and alleys adjoining or servicing the Owned Real Property;

               (iii) all the improvements and fixtures located on the Owned Real Property, and any additions, improvements and replacements thereto made between the date of this Agreement and the Closing Date, including, without limitation, all buildings located on the Owned Real Property, and all fixtures used in connection with the Operation of the Facility or occupancy of the Owned Real Property or the foregoing improvements, including, without limitation, the systems and facilities used to provide any of the Utilities, refrigeration, heating and air-conditioning, ventilation, garbage disposal, or other services, along with all on-site parking (collectively, the "Improvements");

          (b) Tangible Personal Property.  All machinery, equipment, furniture,
              --------------------------
     fixtures, transportation, maintenance and distribution equipment, waste treatment facilities, computers, analytical equipment, instruments, communication equipment, control systems, spare parts, supplies, materials and other items of tangible personal property of every kind owned by Seller and contained in the Facility as of the date of this Agreement, except for those items identified in Section 2.3(l) of the Disclosure Schedule and except for those items disposed of or consumed prior to the Closing Date as described in Section 2.3(c) (the "Tangible Personal Property"), and any additions, improvements and replacements thereto made between the date of this Agreement and the Closing Date, together with any express or implied warranty by the manufacturers or sellers of any item or component part thereof, and all maintenance records and other documents to the extent available relating thereto.

           (c) Purchased Inventories.  The Purchased Inventories.
               ---------------------
           (d) Vehicles.  All motor vehicles owned by Seller and used primarily
               --------
     in connection with the Operation of the Facility, and all leases of motor vehicles used primarily in connection with the Operation of the Facility, as set forth in Section 2.2(d) of the Disclosure Schedule.

           (e) Contracts.  All contracts, commitments, agreements, leases
               ---------
     (except leases of real property), licenses, understandings and obligations, whether written or oral, entered into in connection with the conduct of Operation of the Facility to which Seller is party or by which the Purchased Assets are bound or affected, except for those that (i) are not legally transferable; (ii) apply to other facilities or sites of Seller in addition to the Facility; or (iii) are identified in Section 2.3(l) of the Disclosure Schedule (the "Contracts"), certain of which (referred to herein as the "Material Contracts" and defined in Section 4.11) are listed in Section 4.11 of the Disclosure Statement; provided, however, that the Purchased Assets will not include any contract or any liabilities, obligations or commitments made under any Contract which are Excluded Liabilities under Section 2.4(e).

            (f) Certain Intellectual Property.
                -----------------------------
                (i) all rights in and to manufacturing processes and procedures, including, but not limited to, analytical procedures, quality assurance and control procedures and sampling procedures, at the Facility that are owned by Seller that: (1) relate generally to the operation or layout of equipment or relate to general manufacturing functions, and (2) are not limited in use, knowledge, application or otherwise to a particular Product or family of Products (the "Transferred Processes"). Section 2.2(f)(i) of the Disclosure Schedule contains a list of the Transferred Processes that the parties have identified and agreed to as of the date of this Agreement. The parties acknowledge that additional items may constitute Transferred Processes pursuant to the foregoing definition, and each party agrees to promptly inform the other party of any additional items that such party believes should be added to the list of Transferred Processes. The parties agree to review in good faith any proposed additional Transferred Processes; provided, however, that Buyer's notification to Seller under this Section 2.2(f) shall in no way limit

            Seller's right to disagree with Buyer's characterization of any process or procedure not listed in Section 2.2(f)(i) of the Disclosure Schedule as a Transferred Process.

                 (ii) all rights in and to the computer software owned by Seller and included within the information technology and automation systems that are described in Section 2.2(f)(ii) of the Disclosure Schedule (including, if any, all worldwide patent applications, patents, inventor's certificates, copyrights and registrations related to any of the foregoing) (the "Transferred Systems"). Together, the Transferred Processes and the Transferred Systems shall be referred to herein as the "Transferred Intellectual Property." Buyer's rights in and to the Transferred Intellectual Property shall be subject to the rights and licenses granted to Seller with respect to the Transferred Intellectual Property as set forth in the License Agreement.

            (g) Permits.  All Permits which are legally transferable by Seller,
                -------
     including without limitation, those listed in Section 2.2(g) of the Disclosure Schedule (the "Transferred Permits").

           (h) Prepaid Items.  Those prepaid items for which Buyer pays its pro
               -------------
     rata portion in connection with the prorations described in Section 3.8.

           (i) Records.  All records, technical data, asset ledgers, books of
               -------
     account, inventory records, budgets, contract manufacturing customer and supplier lists, correspondence and other files of Seller created or maintained in connection with the Operation of the Facility, unless excluded pursuant to Section 2.3(f) below.

           (j) Claims.  Any and all causes of action and claims of Seller
               ------
     arising out of or
     relating to the Purchased Assets, except tax refunds, and except that causes of action or claims of Seller against third parties for events that happened prior to the Closing shall be retained by Seller, to the extent of the losses incurred by Seller.

           2.3 Excluded Assets.  The following assets shall be excluded from the
               ---------------
Purchased Assets and shall be retained by Seller:

           (a) Cash.  All cash on hand and on deposit in banks, petty cash
               ----
     funds, cash equivalents and investments.

           (b) Prepaid Items.  Those prepaid items for which Buyer does not pay
               -------------
     its pro rata portion in connection with the prorations described in Section 3.8.

           (c) Personal Property Disposed Of.  All tangible personal property
               -----------------------------
     disposed of or consumed in the ordinary course of the Operation of the Facility or with the written consent of Buyer between the date hereof and the Closing Date.

           (d) Insurance.  All insurance policies relating to the Facility,
               ---------
     including policies relating to property, boiler and machinery, liability, facility interruption, business interruption, health and workers' compensation and lives of officers of Seller.

           (e) Assets of Benefit Plans.  Assets relating to all employee benefit
               -----------------------
     plans.

           (f) Retained Records.  Those records described in Section 2.3(f) of
               ----------------
     the Disclosure Schedule.

           (g) Claims.  Any and all causes of action and claims of Seller
               ------
     arising out of or relating to events prior to the Closing Date, including without limitation claims for tax refunds, but excluding any causes of action and claims of Seller included in the Purchased Assets and described in Section 2.2(j).

           (h) Retained Product Inventories. Inventories that, as of the
               ----------------------------
     Effective Time, (i) cannot be used in the ordinary course of business within six months and are not described on Section 4.10 of the Disclosure Schedule, (ii) have been rejected in the final quality assurance determination, or (iii) are obsolete (the "Retained Product Inventories").

           (i) Retained Intellectual Property.  All of the Intellectual
               ------------------------------
     Property, other than the Transferred Intellectual Property (the "Retained Intellectual Property"), and any royalty income or fees generated from the Retained Intellectual Property, whether accruing before or after the Effective Time, and all causes of action for infringement, including past infringement, of the Retained Intellectual Property (whether accruing or arising before or after the Effective Time).

           (j) Nontransferable Permits.  All Permits which are not legally
               -----------------------
     transferable by Seller, including without limitation those which are listed in Section 2.3(j) of the Disclosure Schedule (the "Nontransferable Permits").

           (k) Accounts Receivable.  All accounts receivable and trade accounts
               -------------------
     due to Seller as of the Effective Time, and the full benefit of any security therefor.

           (l) Other Excluded Assets.  The assets, tangible and intangible,
               ---------------------
     listed in Section 2.3(l) of the Disclosure Schedule.

           2.4 Liabilities.
               -----------
           (a) Real Property Liens.  The Owned Real Property shall be sold and
               -------------------
     conveyed to Buyer free and clear of all Liens, except for Liens described in Section 2.4(a) of the Disclosure Schedule and such other interests of that nature commonly found with respect to property of this type as (i) do not adversely affect ownership or use of the

     Owned Real Property, all of which, considered in the aggregate, do not have a Material Adverse Effect on the use of the Owned Real Property for the purposes for which it is currently used or materially detract from its value; and (ii) will not require an expenditure, individually or in the aggregate, of more than $50,000 to remove.

          (b)  Other Purchased Assets.  The remainder of the Purchased Assets
               ----------------------
     (excluding the Owned Real Property) shall be sold and conveyed to Buyer free and clear of all Liens, except for the following:

               (i) imperfections of title and encumbrances, if any, which, in the aggregate, are not material, do not materially detract from the marketability or value of the properties subject thereto, and do not have a Material Adverse Effect or require an expenditure, individually or in the aggregate, of more than $50,000;

               (ii) Liens for Taxes not yet due and payable; and

               (iii) Liens described in Section 4.6 of the Disclosure Schedule, all of which will be removed at or prior to Closing.

          (c) Permitted Liens.  The Liens described in Sections 2.4(a) and (b)
              ---------------
     above are referred to collectively in this Agreement as the "Permitted Liens."

          (d) Assumed Liabilities.  Subject to the terms and conditions
              -------------------
     contained herein, at the Effective Time Buyer shall assume and agree thereafter to pay, perform and discharge only the obligations and liabilities of Seller under the Contracts and Transferred Permits and for purchase orders for goods or services ordered prior to the Effective Time but not received until after the Effective Time (provided that such goods and services are usable by Buyer in the ordinary course of business of the operation of the Facility following the Effective Time), but Buyer shall not assume or pay, perform or discharge any such obligations or liabilities arising out of any performance by any other party or any breach or default by Seller under the Contracts or the Transferred Permits prior to the Effective Time or any such obligations or liabilities which are Excluded Liabilities. The foregoing are hereinafter referred to collectively as the "Assumed Liabilities." Buyer's assumption of the Assumed Liabilities is intended to inure solely to the benefit of Seller, and, notwithstanding anything herein to the contrary, such assumption is not intended and shall not be construed to give any third parties any greater or additional benefits against Buyer than they would have had against Seller.

          (e)  Excluded Liabilities.  Notwithstanding anything in this Agreement
               --------------------
     to the contrary, except as expressly set forth in Section 2.4(d), Buyer shall not assume or have any responsibility for any liability, obligation or commitment of any nature of Seller, whether now or hereafter existing (individually an "Excluded Liability" and collectively, the "Excluded Liabilities"), and Seller covenants that it shall retain, perform and discharge all of the Excluded Liabilities. The Excluded Liabilities shall include without limitation the following:

               (i) any liabilities for any Taxes of the Seller for any period and any liabilities for any Taxes levied or imposed upon the Purchased Assets, the Facility or the Operation of the Facility for any period (or any portion of any period) ending on or prior to the Effective Time;

               (ii) except as set forth in Section 7.2, any liabilities, obligations or commitments of Seller to its employees incurred or made in connection with their employment at the Facility including, without limitation, under the Plans, ERISA, the WARN Act, and COBRA;

               (iii) any liabilities, obligations or commitments made by Seller pursuant to any agreements not assumed by Buyer, except for commitments under the purchase orders described in Section 2.4(d) of this Agreement;

               (iv) any liabilities, obligations or commitments arising from the breach or performance of a Contract or Permit or the use of the Purchased Assets by Seller that occurred prior to the Effective Time;

               (v) all accounts payable, except for expenses attributable to the Operation of the Facility to the extent that they are prorated to the account of Buyer under Section 3.8 below; and

               (vi) any liabilities, obligations, or commitments of Seller to the extent that they are primarily associated with the Excluded Assets and do not primarily relate to any Purchased Assets.

                                  ARTICLE III

                                 CONSIDERATION

          3.1  Cash Purchase Price.  Buyer shall pay at the Closing $246,600,000
               -------------------
for the Purchased Assets (the "Cash Purchase Price"), subject to adjustment as provided in Section 3.6 below. The Cash Purchase Price shall be payable on the Closing Date by wire transfer of immediately available funds to an account designated by Seller. It is anticipated that part of the Cash Purchase Price will be evidenced by the Escrow Amount.

          3.2  Additional Cash Consideration.  As additional consideration for
               -----------------------------
the Purchased Assets, Buyer shall pay Seller additional cash consideration as set forth in detail in Exhibit F.

          3.3  Additional Stock Consideration.  As additional consideration for
               ------------------------------
the Purchased Assets, Buyer shall deliver to Seller at the Closing 250,000 shares of Buyer Preferred Stock, which shall be issued pursuant to the Stock Purchase Agreement.

          3.4  Warrants.  As additional consideration for the Purchased Assets,
               --------
Buyer shall deliver to Seller at the Closing the Warrants, which shall be issued pursuant to the Warrant Purchase Agreement.

          3.5  Escrow.  Simultaneously with the execution of this Agreement,
               ------
Buyer, Seller and the Escrow Agent have entered into the Escrow Agreement, pursuant to which Buyer has deposited with the Escrow Agent the amount of $2,000,000 in cash (such amount, together with interest thereon, referred to as the "Escrow Amount"). In the event that the sale of the Purchased Assets contemplated by this Agreement is consummated, Buyer and Seller shall give joint written instructions to the Escrow Agent for the release of the Escrow Amount to Seller, which Escrow Amount shall be applied towards the Cash Purchase Price.

           3.6 Adjustment of Purchase Price.
               ----------------------------
           (a) Final Statement.  Within 45 days following the Closing Date,
               ---------------
     Seller shall deliver to Buyer Seller's perpetual inventory report for the month-end or such short period of a month that ends on the date that coincides with the Closing Date, together with the Statement of Final Inventories. Buyer's independent auditors shall be permitted, at or about the time of the Closing Date, to conduct certain audit procedures to verify the accuracy of Seller's perpetual inventory records and system and to test specific accounts. Buyer and Buyer's independent auditors shall be permitted to review the preparation of the Statement of Final Inventories, and to review all work papers, books and records associated with such preparation. Buyer and Seller shall cooperate with each other and their respective independent auditors to the extent reasonable and practical in the course of preparing the Statement of Final Inventories. Each party shall bear its own expenses in the preparation of the Statement of Final Inventories. The Statement of Final Inventories shall provide a credit, at a rate consistent with the adjustments specified in Section 3.6(c) below, for any of the following items which are determined after the Closing Date to have been included in the Purchased Inventories: any secondary and sterile work in process and finished goods that do not pass quality assurance; any primary work in process and primary finished goods that do not pass quality assurance and cannot be reworked; and any obsolete inventories.

           (b) Dispute Resolution.  If Buyer objects to the Statement of Final
               ------------------
     Inventories, it shall give written notice of such objection to Seller within twenty days after its receipt thereof. Buyer shall, in such notice, specify in reasonable detail the basis and reason for such objection and the amount to which Buyer objects. If Buyer does not object to the Statement of Final Inventories within such period, the Statement of Final Inventories shall be final and binding upon Buyer and Seller. If Buyer objects to the Statement of Final Inventories within such period and Seller and Buyer are unable to resolve such objection within ten days after written notice of Buyer's objection, then so much of the Statement of Final Inventories as is not objected to shall become final and binding upon the parties, and the remainder shall be submitted to a mutually agreed upon office of a nationally recognized independent certified public accounting firm to be jointly selected by Seller and Buyer, which shall not be the principal outside accountant for either party, who shall act as an arbitrator. The arbitrator shall be instructed to use its commercially reasonable efforts to resolve the dispute within thirty days of the submission to it of the Statement of Final Inventories and the related dispute and, in any case, as soon as practicable after such submission. The decision of the arbitrator shall be final and binding on the parties. Each of the parties shall bear all costs and expenses incurred by it (including legal and accounting fees) in connection with such arbitration; provided, however, that the fees and expenses of the public accounting firm that acts as an arbitrator shall be shared equally by Buyer and Seller.

           (c) Adjustment.  If the amount of the Purchased Inventories (the
               ----------
     "Inventories Amount") shown on the Statement of Final Inventories (based on Seller's 1997 standard costs), as finally determined in accordance with the preceding subsection, is greater than $120,000,000, Buyer shall pay to Seller an amount equal to sixty percent (60%) of the amount by which the Inventories Amount is greater than $120,000,000, as well as interest accrued on such amount from the Closing Date to the date of payment, at the annual rate of six percent (6%). If the Inventories Amount shown on the Statement of Final Inventories (based on Seller's 1997 standard costs), as finally determined in accordance with the preceding subsection, is less than $120,000,000, Seller shall pay to Buyer an amount equal to sixty percent (60%) of the amount by which the Inventories Amount is less than $120,000,000, as well as interest accrued on such amount from the Closing Date to the date of payment, at the annual rate of six percent (6%). Any payments required by this subsection shall be paid by wire transfer of immediately available funds to an account designated by the recipient thereof, and shall be due within ten days after the Statement of Final Inventories becomes final or is decided by the arbitrator, and shall constitute adjustments to the Cash Purchase Price.

          3.7  Allocation.  Buyer and Seller agree that the total consideration
               ----------
(as finally adjusted) shall be allocated among the Purchased Assets as set forth in Exhibit G.

          3.8  Proration of Certain Items.  With respect to certain expenses
               --------------------------
incurred in the Operation of the Facility, the following prorations shall be made:

           (a) Operating Expenses.  Subject to the specific provisions of this
               ------------------
     Section, Seller shall continue to be responsible for all operating expenses attributable to the Operation of the Facility, including under any Contract or Permit, up to the Effective Time, and Buyer shall become responsible for such operating expenses attributable to the operation of the Facility, including under any Contract or Transferred Permit, after the Effective Time; provided, however, that all Excluded Liabilities shall remain obligations of Seller and all Assumed Liabilities shall become obligations of Buyer.

           (b) Taxes.  Real and personal ad valorem property taxes attributable
               -----
     to the Purchased Assets or to the Facility shall be apportioned at the Closing as of the Effective Time, based on current tax bills if available; and if not available, based on the most recent tax bills available with appropriate subsequent adjustment when bills for the current year are received.

           (c) Utilities.  Utilities, water and sewer charges shall be paid
               ---------
     directly to the
     obligee by the Seller and Buyer based on meter readings as of the Effective Time and at the prevailing rates, if possible; otherwise such charges shall be apportioned based on the number of operating days occurring before and after the Effective Time during the billing period for each such charge.

           (d) Personal Property Leases.  Any payments due to lessors after the
               ------------------------
     Effective Time with respect to any leased vehicles or equipment under the Contracts assumed by Buyer at the Closing shall be apportioned between Seller and Buyer based on the time in such period before and after the Effective Time.

           (e) Deposits.  Deposits for utilities, leases, capital equipment
               --------
     commitments (except for those capital equipment commitments relating to the bupropion capacity expansion project and to the regulatory/code compliance projects described in Section 3.8(e) of the Disclosure Schedule) and other deposits paid by Seller with respect to the Owned Real Property and other Purchased Assets will be transferred to or for the benefit of Buyer and, to the extent set forth on Section 3.8(e) of the Disclosure Schedule, Buyer will pay Seller the full amount thereof.

           (f) Prepaid Items.  Prepaid expenses for spare parts, insurance
               -------------
     parts, fuel oil and other inventoried supply items, in each case, that will benefit Buyer in the Operation of the Facility after the Closing shall not be apportioned. Prepaid contracts for hardware maintenance and software maintenance shall be prorated as of the Closing Date, and Buyer shall pay to Seller that portion of such prepaid items attributable to periods following the Closing Date.

Appropriate cash payments by Seller or Buyer, as the case may require, shall be made from time to time, as soon as practicable after the facts giving rise to the obligation for such payments are known, to give effect to the prorations provided in this Section.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents and warrants to Buyer as follows:

          4.1  Organization and Good Standing.  Seller is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of the State of North Carolina. Seller has all requisite corporate power and authority to own, operate and lease the Purchased Assets and to conduct the Operation of the Facility as presently conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed in
Section 4.1 of the Disclosure Schedule. True, correct and complete copies of the Articles of Incorporation and Bylaws of Seller have previously been delivered to Buyer.

          4.2  Authority.  Seller has all requisite corporate power and
               ---------
authority to execute and deliver this Agreement and the Transaction Agreements and to perform the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and the Transaction Agreements have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement and the Transaction Agreements have been, or at the Closing will be, duly executed and delivered by Seller, and each constitutes, or when executed and delivered will constitute, a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by principles of equity regarding the availability of remedies.

          4.3  No Conflict or Breach.  The execution, delivery and performance
               ---------------------
of this Agreement and the Transaction Agreements by Seller do not and will not:

          (a) conflict with or constitute a violation of the Articles of Incorporation or Bylaws of Seller;

          (b) assuming compliance with the requirements of the HSR Act and the FD&C Act, conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any Governmental Body applicable to or relating to Seller or the Purchased Assets;

          (c) conflict with, constitute a default under, result in a breach or acceleration of or, except as set forth in Section 4.4 of the Disclosure Schedule, require notice to or the consent of any third party under any Contract, Lien, Permit or other agreement, commitment, mortgage, note, license or other instrument or obligation to which Seller is party or by which it is bound or by which the Purchased Assets are affected, except for any instances which do not and will not have a Material Adverse Effect or require an expenditure by Buyer of more than $50,000 individually or in the aggregate; or

          (d) result in the creation or imposition of any Lien on any of the Purchased Assets, except for any Permitted Lien that does not and will not have a Material Adverse Effect or require an expenditure by Buyer of more than $50,000 individually or in the aggregate.

          4.4  Consents and Approvals.  Section 4.4 of the Disclosure Schedule
               ----------------------
describes
each of the following which is required in connection with the valid execution and delivery by Seller of this Agreement and the Transaction Agreements or the consummation by Seller of the transactions contemplated herein and therein (including the transfer of the Purchased Assets to Buyer): (a) each consent, approval, authorization, registration or filing with any Governmental Body, other than as required under the HSR Act and the FD&C Act; and (b) each consent, approval, authorization of or notice to any other third party; provided, however, that Section 4.4 of the Disclosure Schedule does not describe any consents, approvals, authorizations and notices the failure of which to obtain or give would not result in a Material Adverse Effect or require an expenditure of more than $50,000 individually or in the aggregate. The consents described in
Section 4.4 of the Disclosure Schedule are referred to herein as the "Required Consents".

          4.5  Books and Records; Financial Information.  Attached as Section
               ----------------------------------------
4.5 of the Disclosure Schedule is an index of financial schedules for which the Seller makes the following representations and warranties:

           (a) Actual Historical Financial Information.  Actual historical
               ---------------------------------------
     financial information as of and for the year ended December 31, 1996 was extracted, summarized or derived from the books and records of Seller which were subject to certain annual audit procedures performed by Coopers & Lybrand L.L.P. The books and records of Seller as of and for the year ended December 31, 1996 were prepared according to UK GAAP and are correct and complete in all material respects and appropriately reflect required year-end adjustments. The financial schedules which were extracted, summarized or derived from such books and records are correct in all material respects and appropriately reflect required year-end adjustments.

               Year-to-date actual historical financial information as of and for the five months ended May 31, 1997 was extracted, summarized or derived from the books and records of Seller. The books and records of Seller as of and for the five months ended May 31, 1997 were prepared according to UK GAAP and are correct in all material respects and do not reflect year-end adjustments which may be required. The financial schedules which were extracted, summarized or derived from such books and records are correct in all material respects and do not reflect year-end adjustments which may be required.

               Collectively, the actual historical information contained in the financial schedules described in Section 4.5 of the Disclosure Schedule provides a complete and accurate accounting in all materials respects for all significant costs and expenses incurred by Seller to manufacture product at and operate the Facility for the year ended December 31, 1996. Accordingly, no other material costs or expenses required to operate the Facility for the year ended December 31, 1996 were incurred by Seller but not reflected in the financial schedules described in said Section 4.5 of the Disclosure Schedule, except for costs or expenses incurred at other sites, which are reflected in documents listed in the Data Room Catalog and provided to Buyer.

               Furthermore, Seller is not aware of any material changes to the nature and extent of costs or expenses required to manufacture product and operate the Facility for the six months ended June 30, 1997 as compared to the year ended December 31, 1996.

           (b) Historical Budgeted Financial Information.  Historical budget
               -----------------------------------------
     information provided is correct and complete in all material respects and was extracted, summarized or derived from the operating budgets of Glaxo Wellcome Inc. Such budgets were subject to management review and control procedures appropriate in the circumstances.

           (c) Projected Financial Information.  With respect to projections and
               -------------------------------
     forecasts provided during due diligence (the "GWI Projections"), Seller represents only that the GWI Projections were prepared in good faith and on what Seller believes is a reasonable basis. The GWI Projections are based upon assumptions and estimates that, while presented with numerical specificity and considered reasonable by Seller when taken as a whole, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Seller and are based upon specific assumptions with respect to Buyer's future business decisions. The GWI Projections are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the Projections may not materialize or may vary significantly from actual results. Accordingly, the GWI Projections are only estimates. Actual results will vary from the GWI Projections and variations may be material. Consequently, the GWI Projections are not a representation by Seller or any other person of results that will actually be achieved.

          4.6  Title to Assets.  Seller has good and marketable title to all of
               ---------------
the Purchased Assets, free and clear of any Liens, except for Liens described in
Section 4.6 of the Disclosure Schedule, all of which will be removed on or prior to the Closing Date, and except for Permitted Liens.

           4.7 Real Property.
               -------------

           (a)  Owned.
                -----

               (i) Section 2.2(a) of the Disclosure Schedule contains a true and correct description of the Owned Real Property and the easements and similar appurtenances, and there is no other real property which is owned by the Seller and used exclusively for the Operation of the Facility.

               (ii) Seller is the legal and equitable owner of the fee title of the Owned Real Property, with full right to convey the same, and without limiting the generality of the foregoing, Seller has not granted any option or right of first refusal or first opportunity to any party to acquire any interest in any of the Owned Real Property.

               (iii) To the Best Knowledge of Seller, there are no condemnation, environmental, zoning or other land-use regulation proceedings, either instituted or planned to be instituted with respect to the Owned Real Property or any portion thereof, nor has Seller received notice of any special assessment proceedings affecting the Owned Real Property. Seller shall notify Buyer promptly of any such proceedings of which Seller becomes aware prior to the Closing.

               (iv) All water, sewer, gas, electric, telephone lines and drainage facilities and all other utilities (the "Utilities") required by law or necessary for the Operation of the Facility are installed to the property lines of the Owned Real Property and are validly connected and in use in the Operation of the Facility.

               (v) Existing vehicular and pedestrian ingress to and egress from the Owned Real Property to public streets abutting the Owned Real Property, at current levels, is lawful.

               (vi) There is no litigation pending with respect to which Seller or Seller's agent for service of process has been served, or, to the Best Knowledge of Seller, threatened, against Seller that relates to title to the Owned Real Property or that would materially and adversely affect the value or the use or operation of the Owned Real Property in the manner currently being made of the Owned Real Property. Seller shall notify Buyer promptly of any such litigation of which Seller becomes aware prior to the Closing.

               (vii) Except as described in Section 4.11 of the Disclosure Schedule or Section 4.19 of the Disclosure Schedule, at the time of Closing there will be no outstanding written or oral contracts made by Seller for any alterations or improvements on or to the Owned Real Property, which have not been fully paid for, and Seller shall cause to be discharged all mechanics' and materialmen's liens arising from any labor or materials furnished to the Owned Real Property prior to the time of Closing (or, with respect to any disputed Liens, shall have posted a bond issued by a solvent corporate surety for an amount equal to 1.25 times the disputed amount, so as to remove such Lien as a cloud on the title of the Owned Real Property.

               (viii) Seller is not a "foreign person" within the meaning of
          Section 1445(f)(3) of the Code, and the purchase price payable to Seller is not subject to withholding under any state or U.S. tax law.

               (ix) To the Best Knowledge of Seller, no portion of the Owned Real Property is located in a delineated wetland area, as defined by
          Section 404 of the

          Clean Water Act, or in a designated or recognized floodplain, floodplain district, flood hazard area or area of similar characterization.

           (b) Leased.  Seller presently leases warehouse space in Pitt County,
               ------
     North Carolina, to support the Operation of the Facility (the "Leased Real Property"). No interest in such lease will be transferred to Buyer.

           (c) Improvements.  The Operation of the Facility complies with
               ------------
     applicable zoning ordinances, except for any instances of noncompliance that, in the aggregate, do not and will not have a Material Adverse Effect or require an expenditure of Buyer of more than $50,000.

          4.8  Certain Purchased Property.  The Owned Real Property and
               --------------------------
Improvements and the Tangible Personal Property (including, without limitation, motor vehicles and records) include all real property, improvements and tangible personal property necessary to (i) manufacture the Products for Seller in accordance with present product Specifications (as defined in the Supply Agreement) in the volumes set forth in the Supply Agreement, including Products manufactured under the Supply Agreement pursuant to third party manufacturing agreements, and (ii) manufacture the Assigned Products to the extent required by and in accordance with the Assumed Supply Contracts as in effect at the Effective Time. All Tangible Personal Property is located on the Owned Real Property, except for inventories of digitalis leaf, storage racks and certain records, which are located on the Leased Real Property.

          4.9  Condition of Tangible Assets.  Except as set forth in Section 4.9
               ----------------------------
of the Disclosure Schedule, the tangible assets included in the Purchased Assets (including without limitation the Tangible Personal Property, the Utilities and the Improvements) (a) have, in the aggregate, been regularly maintained in the ordinary course of business and in accordance with customary industry practices; (b) are free of material defects, except for defects attributable to wear and tear consistent with the age and usage of such assets, and except for such defects as do not and will not, in the aggregate, materially impair the ability to use such assets for the purposes now used and as used by Seller as of the Effective Time for the Operation of the Facility. SELLER EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE (except with respect to the fitness of the tangible assets for the purpose of manufacturing Products and Assigned Products in the manner that they are manufactured as of the Effective Time), AND ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, with respect to the condition or use of such assets, except that no disclaimer is made which would impair the representations set forth in the first sentence of Section 4.8 above and the first sentence of Section 4.9. This Section contains all warranties of Seller with respect to the condition of the tangible assets included in the Purchased Assets, and is the sole and exclusive source of remedies for Buyer with respect to the condition of the tangible assets included in the Purchased Assets.

          4.10      Purchased Inventories.  All items included in the Purchased
                    ---------------------
Inventories are useable or saleable by Buyer in the ordinary course of manufacturing the Products under the Supply Agreement (including Products manufactured under the Supply Agreement pursuant to third party manufacturing agreements) or manufacturing the Assigned Products under the Assumed Supply Contracts based on the Binding Primary Commitment, Binding Secondary Commitment and Replenishment Forecast (as those terms are defined in the Supply Agreement) to be delivered to Buyer at Closing under the Supply Agreement either (a) within six (6) months after the Effective Time or (b) over a period longer than six (6) months with respect to those items described on Section 4.10 of the Disclosure Schedule. All items included in the Purchased Inventories meet all applicable specifications of Seller or the purchasers under the Assumed Supply Contracts related thereto.

          4.11      Contracts.  To the Best Knowledge of Seller, Section 4.11 of
                    ---------
the Disclosure Schedule lists, among other Contracts, all Contracts (except for Real Property Leases and except for commitments under purchase orders to purchase raw materials ("Raw Materials Purchase Orders")) (i) that involve the expenditure by any party of more than $500,000 following the Closing Date, or that involve the provision by any party of services having a value of more than $500,000 following the Closing Date; (ii) that are not terminable by either party without penalty on 90 days' notice or less; or (iii) that have a remaining term in excess of twelve months beyond the Closing Date. Section 4.11 of the Disclosure Schedule also lists, among other Raw Materials Purchase Orders, all Raw Materials Purchase Orders (i) that involve an expenditure by Buyer of more than $2,000,000 following the Closing Date; (ii) that are not terminable by Buyer without penalty on 90 days' notice or less; or (iii) that have a remaining term in excess of twelve months beyond the Closing Date. The Contracts and Raw Materials Purchase Orders listed on Section 4.11 of the Disclosure Schedule are referred to collectively as the "Material Contracts." The Contracts, except for the Raw Materials Purchase Orders, not listed in Section 4.11 of the Disclosure Schedule will not, in the aggregate, require Buyer to make payments or provide services or create any liability on the part of Buyer having a value in excess of $500,000 in the aggregate following the Closing Date. The Contracts which are Raw Materials Purchase Orders not listed in
Section 4.11 of the Disclosure Schedule will not, in the aggregate, require Buyer to make payments in excess of $2,000,000 following the Closing Date. Seller has delivered to Buyer or made available for review by Buyer true and complete copies of all written Material Contracts (including Raw Materials Purchase Orders) listed on Section 4.11 of the Disclosure Schedule and true and complete memoranda of all oral Material Contracts listed on Section 4.11 of the Disclosure Schedule, including any and all amendments and other modifications thereto. Each of the Contracts is valid, binding and enforceable in accordance with its terms except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by principles of equity regarding the availability of remedies and except for any instances of unenforceability that would not, either individually or in the aggregate, have a Material Adverse Effect. Each of the Contracts is in full force and effect except for any instances to the contrary that would not, either individually or in the aggregate, have a Material Adverse Effect. There are no existing defaults by Seller and, to the Best Knowledge of Seller, there are no existing defaults by any other party nor any events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults, under any of the Contracts, which would have a Material Adverse Effect or require the expenditure of more than $50,000 individually or in the aggregate. The assignment of the Contracts by Seller to Buyer will not, with respect to any Contract, (i) constitute a default thereunder, (ii) require the consent of any person or party, except for the Required Consents or (iii) affect the continuation, validity and effectiveness thereof or the terms thereof, except with respect to clauses (i) through (iii) for such defaults, consents and effects as do not and will not have a Material Adverse Effect or require the expenditure of more than $50,000 individually or in the aggregate

          4.12      Intellectual Property.  Seller owns all right, title and
                    ---------------------
interest in and to each item included in the Transferred Intellectual Property. Seller has not licensed any of the Transferred Intellectual Property to any third party, and to the Best Knowledge of Seller no third party has any right to use any of the Transferred Intellectual Property.

          (a) The Transferred Intellectual Property and the Retained Intellectual Property and the rights sublicensed under Section 14.3(b) of the Supply Agreement constitute all Intellectual Property owned or used by Seller at the Effective Time and which is necessary to (i) manufacture and supply the Products for Seller in accordance with present product Specifications (as defined in the Supply Agreement), including Products manufactured under the Supply Agreement pursuant to third party manufacturing agreements. The Assumed Supply Contracts provide rights to all Intellectual Property owned or used by Seller and necessary to manufacture the Assigned Products under the Assumed Supply Contracts.

          (b) Except as described in Section 4.12(b) of the Disclosure Schedule, Seller has not received notice from any third party that the Operation of the Facility, including the manufacture and sale of any of the Products or the Assigned Products, infringes or misappropriates the intellectual property of any person or entity or constitutes unfair competition or trade practices under the laws of any jurisdiction;

          (c) Except as listed in Section 4.12(c) of the Disclosure Schedule, there are no contracts, licenses and agreements between Seller and any third party with respect to the Transferred Intellectual Property or Retained Intellectual Property under which there is any dispute known to Seller regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by Seller thereunder;

          (d) To the Best Knowledge of Seller, no third party has infringed or misappropriated or is infringing or misappropriating any of the Transferred Intellectual Property; and

          (e) No Transferred Intellectual Property or Retained Intellectual Property is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the use or licensing thereof by Seller, or which may affect the validity, use or enforceability of such Transferred Intellectual Property or Retained Intellectual Property.

Except for the warranties set forth in this Section 4.12, SELLER EXPRESSLY DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE TRANSFERRED INTELLECTUAL PROPERTY, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. This Section 4.12 contains all warranties of Seller with respect to the Transferred Intellectual Property and is the sole and exclusive source of remedies for Buyer with respect thereto. Pursuant to the Supply Agreement to be executed at the Closing, Seller will license to Buyer certain rights in the Retained Intellectual Property which are necessary for Buyer to perform its obligations under the Supply Agreement.

          4.13      Legal Proceedings. Except as described in Section 4.13 of
                    -----------------
the Disclosure Schedule, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the Best Knowledge of Seller, threatened against Seller or with respect to any Purchased Asset or the Operation of the Facility which, if decided adversely, would have a

Material Adverse Effect, or require the expenditure of more than $50,000, individually or in the aggregate, except for those concerning Pre-Existing Environmental Conditions, if any, which shall be the sole responsibility of Seller. There are no actual or, to the Best Knowledge of Seller, threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein, or in the Escrow Agreement.

          4.14      Permits.  Seller has obtained all Permits currently required
                    -------
for the Operation of the Facility by Seller (except for those Permits the absence or violation of which does not have a Material Adverse Effect or require an expenditure of more than $50,000, individually or in the aggregate). All Permits of Seller are described in Section 2.2(g) and Section 2.3(j) of the Disclosure Schedule. Seller has furnished, or will furnish prior to Closing, a true, correct and complete copy of each of the Permits to Buyer. No proceedings are pending or, to the Best Knowledge of Seller, threatened, to revoke or limit any Permit. To the extent permitted by law, all of the Transferred Permits will be assigned and transferred to Buyer at the Closing. No rights in the Nontransferable Permits will be assigned or transferred to Buyer at the Closing.

          4.15      Taxes.  Seller has completed and duly and timely filed in
                    -----
correct form with the appropriate Governmental Body, all returns, reports and declarations of estimated tax related to Taxes (the "Tax Returns") required to be filed by it. Seller has paid in full or made adequate provision in its financial statements for all amounts shown to be due on the Tax Returns. There are no tax liens (other than Liens for Taxes for current and subsequent years which are not yet due and payable) upon any of the Purchased Assets.

          4.16      Insurance.  Section 4.16 of the Disclosure Schedule
                    ---------
describes all insurance
policies maintained by Seller with respect to the Operation of the Facility and the Purchased Assets. Except as described in Section 4.16 of the Disclosure Schedule, no claims have been filed since January 1, 1995, or, to the Best Knowledge of Seller, are anticipated to be filed with respect to the Operation of the Facility or the Purchased Assets under any of said policies. All premiums due on said policies have been paid and will be paid through the Effective Time.

           4.17     Labor and Employment Matters.  With respect to employment
                    ----------------------------
matters:

          (a) No employees of Seller who work at the Facility are currently represented by a union or other labor organization or covered by any collective bargaining agreement, and to the Best Knowledge of Seller, no union is attempting to organize any such employees.

          (b) There is no labor strike, work slowdown, work stoppage or similar interruption of work pending or, to the Best Knowledge of Seller, threatened, against Seller and affecting the Facility.

          (c) To the Best Knowledge of Seller, Seller has not used, in any capacity associated with or related to the manufacture of the Products, the services of any person who has been, or is in the process of being, debarred under 21 U.S.C. (S) 335a(a) or (b), nor, to the Best Knowledge of Seller, has Seller or any of its officers, consultants or any current Greenville Employee been convicted of an offense under either federal or state law that is cited in 21 U.S.C. (S) 335a as a ground for debarment, denial of approval or suspension.

           4.18     Employees; Compensation; Benefit Plans.
                    --------------------------------------

           (a) Compensation, Agreements.  Seller has previously delivered to
               ------------------------
     Buyer a
     complete and correct list of the name, position, date of hire, rate of compensation, and any incentive compensation arrangements, bonuses or commissions of each current Greenville Employee as of February 24, 1997.

           (b) Employee Benefit Plans.  Section 4.18 of the Disclosure Schedule
               ----------------------
     contains an accurate and complete list of Seller's health and welfare benefit plans, pension benefit plans and other qualified benefit plans in which Greenville Employees currently participate ("Plan" or "Plans").
     Buyer will not have, as a consequence of the transactions contemplated hereby, any liability or obligation with respect to or under any Plan or other benefit arrangements or practices of Seller with respect to Greenville Employees or any other employees of Seller or any affiliate thereof. Seller has complied and will comply with the health care continuation requirements of COBRA with respect to Greenville Employees and their spouses, former spouses and dependents. Each Plan has been maintained and administered by Seller at all times substantially in compliance with its terms and all applicable laws, rules and regulations, including but not limited to ERISA and the Code, applicable to such Plan. None of the Plans or any of the employee benefit plans maintained by the Seller or any entity which, in the last five years, has been in common control of or affiliated with the Seller, in which any Greenville Employee is or was eligible to participate within the last five years are subject to Title IV of ERISA or are "multi-employer plans" as such term is defined in ERISA Section 3(37).

          4.19      Absence of Certain Changes.  Except as described in
                    --------------------------
subsections of Section 4.19 of the Disclosure Schedule, since December 31, 1996, Seller has not:

          (a) Suffered any damage, destruction or loss to any of the Purchased Assets, or any state of circumstances or facts that would have or reasonably would be expected to have a Material Adverse Effect or result in an expenditure of more than $50,000 individually or in the aggregate to remedy or repair;

          (b) Sold, transferred, distributed or otherwise disposed of any assets used in the Operation of the Facility except for (i) assets consumed or disposed of in the ordinary course of business; or (ii) assets disposed of in connection with the acquisition of replacement property of equivalent kind and value;

          (c) Amended or terminated any Material Contract;

          (d) Introduced any new method of management or accounting; or

          (e) incurred, assumed or guaranteed any indebtedness for borrowed money with respect to the Facility, other than in the ordinary course of business and in amounts and on terms consistent with past practices, but in any event not exceeding $50,000 in the aggregate;

          (f) created or otherwise incurred any Lien on any Purchased Asset, other than Permitted Liens in the ordinary course of business consistent with past practices;

          (g) made any change in compensation payable to any Greenville Employee except changes made prior to February 24, 1997;

          (h) experienced any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any Greenville Employees or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

          (i) made any capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment for which total project costs exceed $10,000;

          (j) entered into any license or assignment with respect to any of the Transferred Intellectual Property (except as contemplated pursuant to this Agreement); or

          (k) Agreed to do any of the foregoing.

          4.20      Names.  During the past five years, the Facility has not
                    -----
been operated under any name other than Glaxo Wellcome Inc., Glaxo Wellcome USA Inc. or Burroughs Wellcome Co.

          4.21      Brokers.  Seller has retained no finder, broker, agent or
                    -------
other intermediary to act for or on behalf of Seller in connection with the negotiation or consummation of this Agreement, and no party has made any claims for any brokerage commission, finder's fee or similar payment due from Seller.

           4.22     Environmental Matters.
                    ---------------------

           (a) Condition of the Purchased Assets.  Except as provided in Section
               ---------------------------------
     4.22 of the Disclosure Schedule, to the Best Knowledge of Seller, no Environmental Condition is present in or about the Purchased Assets or at any other real property to which Hazardous Material generated with respect to the Operation of the Facility has been delivered. To the Best Knowledge of Seller, there is no Continuing Release present on the Purchased Assets.

           (b) Compliance With Environmental Laws.  Except as provided in
               ----------------------------------
     Section 4.22 of the Disclosure Schedule, to the Best Knowledge of Seller, the Purchased Assets and the Operation of the Facility (including without limitation any Remedial Activity conducted in connection therewith) have complied and currently comply, in all material respects, with all applicable Environmental Laws (provided that no representation is made in this sentence with respect to laws concerning asbestos or asbestos-containing materials). All storage tanks containing Hazardous Materials present on the Owned Real Property at the Effective Time comply and are being used in compliance with applicable Environmental Laws in all material respects.

           (c) Environmental Permits.  All of the permits, authorizations,
               ---------------------
     certificates, approvals, licenses, exemptions, or classifications required
     (i) under any Environmental Law applicable to the Purchased Assets or the Operation of the Facility (including any Remedial Activity conducted on the Purchased Assets), or (ii) with respect to any Pre-Existing Environmental Condition or Remedial Activity conducted with respect thereto, are described in Section 4.22 of the Disclosure Schedule ("Existing Environmental Permits"). All of said Existing Environmental Permits are in full force and effect, and the Purchased Assets, the current Operation of the Facility and the Remedial Activities being conducted in connection therewith, comply with them in all material respects. To the Best Knowledge of the Seller, no fact or circumstance peculiar to the Seller, or applicable as of the Effective Time to the Purchased Assets or the Operation of the Facility, exists which could cause any Existing Environmental Permit to be revoked or not to be reissued to Buyer as of the Effective Time on the same terms and conditions in all material respects that are currently set forth in said permits. Any Remedial Activity conducted under an Existing Environmental Permit complies with any consent decrees, settlement agreements, approvals, plans, agreements and memoranda of understanding issued by or entered into with any Governmental Authority concerning such Remedial Activity.

           (d) CERCLA Liabilities.   Except as provided in Section 4.22 of the
               ------------------
     Disclosure Schedule, to the Best Knowledge of Seller, no Hazardous Material generated during the Operation of the Facility, or otherwise attributable to the Operation of the Facility or in the course of any Remedial Activity conducted by Seller, Seller's agents, employees, consultants, contractors, or hazardous waste hauler or handlers prior to the Effective Time, has been delivered (i) to any real property that is listed on the National Priorities List pursuant to CERCLA, or (ii) to any other location with respect to which Seller has received notice from the owner or from any Governmental Body that the location is contaminated or is not otherwise operating in compliance with applicable Environmental Laws in any material respect.

           (e) Environmental Liabilities.   Except as provided in Section 4.22
               -------------------------
     of the Disclosure Schedule, no suit, proceeding, administrative action, writ, injunction, or claim by a Governmental Body or third party under any Environmental Law (i) is pending or, to the Best Knowledge of Seller, threatened against Seller, or (ii) to the Best Knowledge of Seller, is pending or threatened against Seller's agents, employees, consultants, contractors or hazardous waste haulers or handlers, in either case with respect to the Purchased Assets, the Operation of the Facility, the Pre-Existing Environmental Conditions, and/or the Existing Environmental Permits (including without limitation any Remedial Activity conducted in connection with any of the foregoing). Further, to the

     Best Knowledge of Seller, no Purchased Asset is subject to any Lien under any Environmental Law, and no action or investigation by a Governmental Body or third party action has been taken or is in the process of being taken.

           (f) Environmental Reports.  To the Best Knowledge of Seller, the
               ---------------------
     reports, audits, tests, assessments, reviews, sampling analysis, and studies described in Section 4.22 of the Disclosure Schedule are in all material respects all of the reports, audits, tests, assessments, reviews, sampling analysis, and studies prepared by third parties or Seller, which
     (i) are in the possession or control of Seller, or (ii) were prepared at the request of Seller, and which, in either case, meet one of the following criteria: (A) were prepared in the last three years concerning a Pre-Existing Environmental Condition or other Environmental Condition existing prior to the Effective Time on or about the Facility or (B) were prepared in the last three years with respect to any Remedial Activity conducted on or about the Purchased Assets by or for the benefit of Seller, its agents, employees, consultants, or contractors (herein collectively "Environmental Reports"). True, complete and correct copies of all of the foregoing have been made available for copying by Buyer. For the purpose of the foregoing, Seller shall be required to only identify, provide or deliver the final documents of the Environmental Reports and not any prior drafts of such reports.

          4.23      Employee Health and Safety Matters.  Except as described in
                    ----------------------------------
Section 4.23 of the Disclosure Schedule, the Operation of the Facility is in compliance with applicable laws, regulations, rules, ordinances, codes or requirements of any Governmental Body relating to health, sanitation, fire, building and occupational safety and health, including, but not limited to, requirements under the state and federal Occupational Safety and Health Acts, except where the failure to be in compliance would not have a Material Adverse Effect or require expenditure of more than $50,000, individually or in the aggregate.

          4.24      Seller Financial Condition.  Seller had free cash flow
                    --------------------------
(within the meaning of US GAAP) [*].

          4.25      Multisite Contracts.  To the Best Knowledge of Seller,
                    -------------------
Section 2.3(l) of the Disclosure Schedule lists all contracts of Seller for the provision of goods or services which apply to other facilities or sites of Seller in addition to the Facility (the "Multisite Contracts") as of the date of this Agreement, except for those Multisite Contracts that pertain to Intellectual Property or to the leasing of tangible personal property, and except for Multisite Contracts the lack of which would not have a Material Adverse Effect.

                                   ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT
     Buyer and Parent jointly and severally represent and warrant to Seller as follows:

          5.1  Organization and Good Standing.  Each of Buyer and Parent is a
               ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is, or will be at the Closing, duly qualified to do business as a foreign corporation and in good standing in North Carolina and in all other jurisdictions in which the ownership of the Purchased Assets or the operation of the Facility by it make such qualification necessary. True, correct and complete copies of the Certificate of Incorporation and Bylaws of Buyer and Parent have previously been delivered to Seller; however, Buyer and Parent are


[*] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

amending their respective Certificates of Incorporation to increase the authorized number of shares of capital stock and create new series of capital stock as necessary to complete the transactions contemplated by this Agreement (the "Amendments").

          5.2  Authority.  Each of Buyer and Parent has all requisite power and
               ---------
authority to execute and deliver this Agreement and the Transaction Agreements and to perform the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Transaction Agreements (including, without limitation, the issuance of the Buyer Preferred Stock and the Warrants to Seller) have been duly and validly authorized by all necessary corporate action, and as of the Effective Time all necessary stockholder action, on the part of Buyer and Parent. This Agreement and the Transaction Agreements have been, or at Closing will be, duly executed and delivered by Buyer and/or Parent, as the case may be, and each constitutes, or when executed and delivered will constitute, a valid and binding obligation of Buyer and/or Parent, as the case may be, enforceable against Buyer or Parent in accordance with its terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by principles of equity regarding the availability of remedies.

          5.3  No Conflict or Breach.  The execution, delivery and performance
               ---------------------
of this Agreement and the Transaction Agreements by Buyer and/or Parent, as the case may be, do not and will not (a) conflict with or constitute a violation of the Certificate of Incorporation or Bylaws of Buyer or Parent; (b) assuming compliance with the requirements of the HSR Act and the FD&C Act, conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any Governmental Body applicable to or relating to Buyer or Parent; or (c) conflict with, constitute a default under, result in a breach or acceleration of or require notice to or the consent of any third party under any contract, agreement, commitment, mortgage, note, license or other instrument or obligation to which Buyer or Parent is party or by which it is affected which would have a Material Adverse Effect on Buyer or Parent.

          5.4  Consents and Approvals.  No (a) consent, approval, authorization,
               ----------------------
registration or filing with any Governmental Body other than as required under the HSR Act and the FD&C Act or (b) consent, approval, authorization of or notice to any other third party (other than the Required Consents), is required in connection with the valid execution and delivery by Buyer or Parent, as the case may be, of this Agreement and the Transaction Agreements or in connection with the consummation by Buyer or Parent of the transactions contemplated herein or therein, except such consents and approvals as are required under the Securities Laws in connection with the issuance of equity securities by Parent to Morgan Stanley Capital Partners III, L.P. and affiliated funds and the issuance of the Warrants to be delivered to Seller, or by the stockholders of Parent and Buyer under Delaware law, and except that Buyer will be required to obtain its own permits in place of the Nontransferable Permits and the Existing Environmental Permits.

           5.5 Capital Structure of Parent and Buyer.
               -------------------------------------

           (a) Parent.  After the Amendments, the authorized capital stock of
               ------
     Parent will consist of (i) 120,000,000 shares of Parent Common Stock, of which 19,397,074 shares were issued and outstanding on December 31, 1996;
     (ii) 30,000,000 shares of Parent Class A Common Stock, none of which were issued and outstanding on December 31, 1996; (iii) 17,000,000 shares of Parent Class B Common Stock, none of which were issued or outstanding on December 31, 1996; and (iv) 5,000,000 shares of Parent Undesignated Preferred Stock, none of which were issued or outstanding on December 31, 1996. All outstanding shares of Parent Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. A sufficient number of shares of Parent Common Stock have been reserved for the conversion of the Buyer Preferred Stock to be issued as provided in Section 3.3 of this Agreement and for the Warrants to be issued as provided in Section 3.4 of this Agreement, and such shares are free of any Rights and have not been reserved for any other purpose. Such shares of Parent Common Stock are available for issuance as provided pursuant to the terms of the Stock Purchase Agreement and Warrant Purchase Agreement and, when issued, will be duly authorized, validly issued, fully paid and nonassessable. No holders of the capital stock of Parent have any preemptive rights, or rights of first refusal which have not been or will not have been exercised or waived as of the Closing Date.

           (b) Buyer.  After the Amendments, the authorized capital stock of
               -----
     Buyer will consist of (i) 25,000,000 shares of Buyer Common Stock, of which 800,000 shares were issued and outstanding on December 31, 1996, and (ii) 20,000,000 shares of Buyer Preferred Stock, $.001 par value, 3,400,000 of which are designated as Series A Preferred Stock, and were issued and outstanding on December 31, 1996; 150,000 of which are designated as Series B Preferred Stock, and were issued and outstanding on December 31, 1996; and 12,000,000 of which are designated as Series C Preferred Stock, none of which are issued and outstanding and 250,000 of which are designated as Series I Junior Preferred Stock, none of which are issued and outstanding. All outstanding shares of

     Buyer Common Stock and any other class of capital stock of Buyer have been duly authorized and are validly issued, fully paid and nonassessable. All outstanding shares of Buyer Common Stock are owned beneficially and of record by Parent, and none of such shares are subject to any Liens. The shares of Buyer Preferred Stock to be issued as provided in Section 3.3 of this Agreement will be free of any Rights and have not been reserved for any other purpose. Such shares of Buyer Preferred Stock are available for issuance as provided pursuant to this Agreement and, when issued, will be duly authorized, validly issued, fully paid and nonassessable. No holders of the capital stock of Buyer have any preemptive rights, or rights of first refusal which have not been or will not have been exercised or waived as of the Closing Date.

          (c) Stock Options.  Following the Amendments, the authorized capital
              -------------
     stock of each of Parent and Buyer will include a number of shares sufficient to cover (i) all stock options to be issued by Buyer to the New Employees within six months after the Effective Time and all other obligations to issue capital stock pursuant to this Agreement or the Transaction Agreements or the transactions contemplated hereby or thereby, and (ii) all other options, warrants and Rights to purchase capital stock within six months after the Effective Time.

          5.6  Financial Statements.  Buyer has previously delivered to Seller
               --------------------
true and complete copies of (a) the audited balance sheets of Parent as of December 31, 1994, December 31, 1995, and December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the fiscal years then ended, including the footnotes thereto, additional or supplemental information supplied therewith and the report prepared in connection therewith by the independent certified public accountants reviewing such financial statements; (b) interim unaudited financial statements of Parent prepared for the quarter ended March 31, 1997; (c) the audited financial statements of Buyer as of December 31, 1995 and 1996; and (d) interim unaudited financial statements of Buyer prepared for the quarter ended March 31, 1997. All of the documents described in clauses (a) through (d):

          (a) have been prepared in accordance with the books and records of Parent or Buyer, as the case may be;

          (b) present fairly the assets, liabilities and financial condition of Parent or Buyer, as the case may be, as of the respective dates thereof, and the results of operations for the periods then ending; and

          (c) have been prepared in accordance with US GAAP applied on a consistent basis throughout the periods involved; provided that the quarterly statements, as interim financial statements, do not reflect year-end closing adjustments and procedures, and the unaudited statements do not contain explanatory notes.

Parent had no material liability or obligation as of December 31, 1996 that is not reflected or reserved against in its December 31, 1996 balance sheet, except for those that are not required by US GAAP to be included therein.

          5.7       Material Adverse Change.  Since December 31, 1996, except
                    -----------------------
for this Agreement and the Transaction Agreements, neither Buyer, Parent, nor any of the Parent Subsidiaries has incurred any material liability except for and as described in this Agreement or as disclosed on Parent's most recent financial statements delivered to Seller, or entered into any transactions with Buyer's Affiliates or Parent's Affiliates, other than in the ordinary course of business consistent with past practices, nor has there been any material adverse change, or any event involving a prospective material adverse change, in the business, financial condition or results of operations of Buyer, Parent or the Parent Subsidiaries which has had, or is reasonably likely to have, a material adverse effect on Buyer or Parent, except that Parent and Buyer have continued to incur, and expect to incur for at least the next two fiscal quarters, operating losses, and Buyer and Seller have incurred obligations for significant expenses associated with this Agreement.

          5.8  Financial Plans.  Parent has previously delivered to Seller true,
               ---------------
correct and complete copies of (a) the Parent's pro forma balance sheets (including statements of stockholders' equity) and statements of operations and
(b) pro forma statements of operations and cash flows for the Facility, in each case on a fiscal year basis for the period from June 30, 1997 through December 31, 2007. Such items so delivered to Seller are representative of and prepared on a consistent basis with those delivered to Buyer's and Parent's investors and lenders. The business plans have been prepared based on information provided in good faith by Parent and Buyer. With respect to projections and forecasts contained in the business plans (the "Projections"), Buyer and Parent represent only that the Projections were prepared in good faith and on what Buyer and Parent believe is a reasonable basis. The Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity and considered reasonable by Buyer and Parent when taken as a whole, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Buyer and Parent, and are based upon specific assumptions with respect to future business decisions, some of which will change. Projections are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the Projections will not materialize or will vary significantly from actual results. Accordingly, the Projections are only estimates. Actual results will vary from the Projections and the variations will be material and will increase over time. Consequently, the inclusion of the Projections is not a representation by Buyer or Parent or any other person of results that will actually be achieved.

          5.9  Securities Documents.  Parent has timely filed, and heretofore
               --------------------
delivered to Seller, all Securities Documents required by the Securities Laws since December 31, 1993. As of their respective dates of filing, such Securities Documents were prepared in accordance with the Securities Laws as then in effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          5.10      Legal Proceedings.  There are no actions, suits, claims,
                    -----------------
governmental investigations or proceedings instituted, pending or, to the Best Knowledge of Buyer or Parent, threatened against Buyer, Parent or any of the Parent Subsidiaries or against any asset, interest or right of any of them, or against any officer, director or employee of any of them that in any such case, if decided adversely, would have a material adverse effect on Buyer's, Parent's, or the Parent Subsidiaries' business, financial condition or results of operations. There are no actions, suits or proceedings instituted, pending or, to the Best Knowledge of Buyer or Parent, threatened against any present or former director or officer of Buyer, Parent, or any of the Parent Subsidiaries that would reasonably be expected to give rise to a claim against Buyer, Parent or any of the Parent Subsidiaries for indemnification. There are no actual or to the Best Knowledge of Buyer or Parent threatened actions, suits or proceedings against Buyer or Parent which present a claim to restrain or prohibit the transactions contemplated herein, or in the Escrow Agreement.

          5.11      No Other Representations.  Each of Buyer and Parent
                    ------------------------
acknowledges that neither it nor any of its representatives may rely on any representation or warranty, express or implied, regarding the Facility or the Purchased Assets which is not included in this Agreement or the Transaction Agreements.

          5.12      FDA.  Neither Buyer, Parent or, to the Best Knowledge of
                    ---
Buyer or Parent, any of their affiliates, has been or is in the process of being debarred under 21 U.S.C. (S) 335a(a) or (b), nor does any one of them use, in any capacity, the services of any person who (a) has been, or is in the process of being, so debarred, or (b) has been convicted of an offense under either federal or state law that is cited in 21 U.S.C. (S) 335a as a ground for debarment, denial of approval or suspension.

          5.13      Financing.  Parent has entered into a definitive Investment
                    ---------
Agreement with Morgan Stanley Capital Partners III, L.P. and affiliated funds and a binding commitment letter with The Chase Manhattan Bank, which are subject to certain conditions set forth or referred to therein, copies of which are attached hereto as Exhibits H and I, setting forth their commitments to provide to Parent and Buyer equity and debt financing, respectively, to enable Buyer to acquire the Purchased Assets and to provide working capital to Buyer.

          5.14      Brokers.  No finder, broker, agent or other intermediary has
                    -------
acted for or on behalf of Buyer or Parent in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder's fee or similar payment due from Buyer or Parent, except that Parent will issue 150,000 shares of Common Stock to Lehman Brothers, Inc. for financial advisory services and Buyer will incur fees payable in connection with the debt financing incurred in connection with the consummation of this Agreement.

                                   ARTICLE VI

                              COVENANTS OF SELLER

          Seller covenants and agrees with Buyer as follows:

          6.1  Conduct of Business.  Between the date of this Agreement and the
               -------------------
Closing Date, Seller shall, except as described in Section 6.1 of the Disclosure Schedule or otherwise specifically consented to in writing by Buyer:

          (a) Conduct the Operation of the Facility in all material respects in the same manner as it has been conducted during the past twelve months; provided, however, that inventory levels will reflect stocking levels consistent with expected market demands, Seller's product transfer activities and preparation for an orderly transfer of the Purchased Inventories to Buyer, and provided that Seller shall provide written notice to Buyer describing any reduction in inventory levels outside of the ordinary course of business which Seller makes under the foregoing proviso.

          (b) Maintain and keep the tangible Purchased Assets in the same condition as on the date of this Agreement, ordinary wear and tear excepted;

          (c) Keep in full force and effect the insurance coverages described in
     Section 4.16 of the Disclosure Schedule;

          (d) Perform all of its obligations under all Contracts and not amend, alter or modify any provision except in the ordinary course of business;

          (e) Not create or permit to exist any Lien with respect to any of the Purchased Assets, except for the Liens described in Section 4.6 of the Disclosure Schedule, all of which will be removed at or prior to the Closing, and except for the Permitted Liens;

          (f) Not sell, transfer or dispose of any Purchased Assets, except in the ordinary course of business of the Facility; and

          (g) Promptly advise Buyer of any change in the list of employees referred to in Section 4.18(a) and not make any material change in the base salary or base hourly wage payable to any such employee (except for any compensation adjustments made in connection with job promotions or similar changes as to which Buyer shall promptly be notified.)

          6.2  Access and Information.  Following execution of this Agreement,
               ----------------------
Seller shall permit Buyer and its counsel, accountants, environmental consultants, building inspectors, representatives of Morgan Stanley Capital Partners III, L.P., representatives of The Chase Manhattan Bank and other Buyer's representatives and counsel to the foregoing (the "Representatives") full access during normal business hours to all the properties, assets, books, records, agreements and other documents of Seller reasonably necessary to Buyer or the Representatives relating to the Operation of Facility or the Purchased Assets (including access sufficient to permit Buyer and the Representatives to perform an environmental assessment or to comply with requests from any regulatory body), and Seller shall furnish to Buyer and its Representatives all information concerning the Purchased Assets or the Operation of the Facility as Buyer or its representatives may reasonably request; provided that no medical records or personnel files for Greenville Employees and no information or documents included in the New

Drug Applications relating to products manufactured at the Facility shall be disclosed to Buyer or the Representatives, and provided further that only such information as is prepared by the management and employees of Seller in the ordinary course of business will be provided to Buyer or the Representatives. Any investigation by Buyer or the Representatives pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the normal Operation of the Facility. Buyer and the Representatives shall be accompanied on any visits to the premises of Seller by representatives of Seller. Buyer and the Representatives shall not conduct interviews with any employees of Seller without the prior written consent of Seller, which shall not be unreasonably withheld or delayed.

          6.3  No Other Solicitations.  Seller agrees that it will not, until
               ----------------------
the occurrence of the Closing or July 31, 1997, whichever occurs first, directly or indirectly solicit or entertain offers from, provide information to, negotiate with or in any manner encourage, accept or consider any proposal from any person other than Buyer or persons designated by Buyer relating to the acquisition of the Purchased Assets or the manufacture of Products in lieu of the arrangements described in the Supply Agreement.

          6.4  Future Cash Flows.  Seller agrees that in the event of any
               -----------------
corporate reorganization, recapitalization, restructuring or transfer or sale of assets involving Seller, it will retain sufficient assets and operations to generate free cash flows (within the meaning of US GAAP) in excess of [*] for ten years following the Closing Date.

          6.5  Environmental Reports.  Seller shall furnish to Buyer, as
               ---------------------
promptly as practicable following execution of this Agreement, copies of all environmental reports which would have been required to be described in Section
4.22 of the Disclosure Schedule if the


[*] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

representations in Section 4.22(f) were not limited to matters prepared in the last three years.

          6.6  Financial Statements.  As soon as practicable following June 30,
               --------------------
1997, Seller shall deliver to Buyer year-to-date actual historical financial information as of and for the six months ended June 30. When delivered, such financial information will be subject to the same representations and warranties of Seller as are set forth in the second paragraph of Section 4.5(a) of this Agreement, as if the references to the five months ended May 31, 1997 were references to the six months ended June 30, 1997.

          6.7  Multisite Contracts.  Between the date of this Agreement and the
               -------------------
Closing Date, Seller will (a) notify Buyer of any additional Multisite Contracts of which it becomes aware which would have been required to be listed in Section 2.3(l) of the Disclosure Schedule if known to Seller on the date of this Agreement, and (b) use commercially reasonable efforts to contact the providers of goods and services, including Materials (as defined in the Supply Agreement) under such Multisite Contracts on behalf of Buyer to facilitate Buyer's procurement of goods or services or other benefits comparable to those that are the subject of the Multisite Contracts. If any Multisite Contract provides for the purchase of Materials that are essential to the manufacture of the Products, Buyer will use its best efforts to procure the same or comparable Materials for its own account. If Buyer cannot procure the same or comparable Materials under any circumstance, and such condition would place Buyer in "Supplier Breach" as defined in the Supply Agreement, then Seller will intervene with the supplier of Material on behalf of Buyer and assign to Buyer Seller's rights to its Multisite Contracts where legally possible.

                                  ARTICLE VII
                         COVENANTS OF BUYER AND SELLER

          Buyer and Seller covenant and agree as follows:

          7.1  Access.  Following the Closing, Buyer shall grant to Seller and
               ------
its representatives full access during normal business hours to all records, documents and information (whether in hard copy form or accessible by software or other technology applications) transferred to it by Seller relating to the ownership of the Purchased Assets and the Operation of the Facility prior to the Closing Date, and shall permit Seller, at Seller's expense, to make copies of the same. Any investigation by Seller pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with Buyer's normal operation of the Facility. Seller and its representatives shall be accompanied on any visits to the premises of Buyer by representatives of Buyer. Buyer will not destroy any records, documents or other media related to the ownership of the Purchased Assets and the Operation of the Facility by Seller prior to the Effective Time, even if such destruction would otherwise be in accordance with Buyer's record retention schedules unless Buyer gives Seller not less than twenty days advance notice and an opportunity to reclaim any materials prior to destruction. Buyer further agrees not to alter any of the records, documents or information that is transferred to it by Seller, except for records, documents or information altered in the ordinary course of business and consistent with applicable law.

          7.2  Employee Terminations.  In the event that, following the
               ---------------------
Effective Time, Buyer shall cease to employ any one or more of the Greenville Employees who become "New

Employees" as described in Section 8.1 below, Buyer shall be solely responsible for all obligations owed to such New Employees as a result of the termination of employment of such New Employees, including but not limited to compensation earned following the Effective Time, any severance pay entitlements, and all liabilities and costs under COBRA (including liabilities for violations thereof) for all "qualifying events" (as defined in COBRA) occurring with respect to New Employees and their dependents after the Effective Time. Seller shall be responsible after the Closing Date for the COBRA continuation coverage of all Greenville Employees, dependents and former spouses of Greenville Employees who elect or become entitled (because of the occurrence of a qualified event on or before the Effective Time) to elect such coverage at or before the Effective Time or who do not become New Employees.

          7.3  Establishment Registration and AFT Permit.  Buyer shall file a
               -----------------------------------------
permit application with the U.S. Department of Treasury, Bureau of Alcohol, Tobacco and Firearms, within ten days after the Closing Date, and Seller will file its related letter. Buyer shall file an establishment registration with the FDA immediately following the Closing under this Agreement, and in no event later than the fifth day following the Closing Date. Buyer shall deliver a copy of its establishment registration materials to Seller for Seller's approval prior to delivery of the same to the FDA.

          7.4 Covenant Not to Compete.
               -----------------------

          (a) General.  Each of Buyer and Parent acknowledge that an important
              -------
     part of the benefits that Seller will recognize in connection with the transactions contemplated by this Agreement is the Buyer's commitment of a substantial part of its resources at the Facility to the production of Seller's Products under the Supply Agreement and not to the development or production of competing products in the Facility. As a result, as a separate and independent covenant, each of Buyer and Parent agree that for the period described below, at the Facility, it will not develop or manufacture for any party other than Seller or Seller's Affiliates, and it will not, directly or indirectly, as an owner, member, affiliate, operator, agent, consultant, lender or independent contractor of or to any entity, develop any prescription or over the counter formulation of, any Product of Seller or Seller's Affiliates that is produced at the Facility during the term of the Supply Agreement, or formula, component, agent, reagent or other ingredient used therein, or marketable byproduct thereof, to which Seller has legally protectable proprietary rights, excluding from the noncompetition provisions any Products manufactured under the Supply Agreement pursuant to third party manufacturing agreements.

          (b) Time Period.  Buyer's and Parent's obligations under this Section
              -----------
     7.4 shall remain in effect until the end of the calendar month in which Buyer's aggregate "Conversion Charges" under the Supply Agreement during the immediately preceding eleven calendar months are less than $18,000,000. Notwithstanding the foregoing, the period of time during which this covenant shall be in effect shall be extended by any length of time during which Buyer or Parent is in breach of the terms of this Section 7.4; and in no event shall this covenant be in effect in excess of ten years following the Closing Date.

          (c) Remedies.  Each of Buyer and Parent acknowledges that its failure
              --------
     to comply with the provisions of this Section 7.4 will result in irrevocable and continuing damage to the Seller for which there will be no adequate remedy at law and that, in the event of a failure by Buyer or Parent to comply with this Section 7.4, Seller and Seller's Affiliates and their successors, legal representatives and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper and necessary to ensure compliance with the provisions of this Section 7.4.

          7.5  Retained Product Inventories.  Following the Closing Date, Buyer
               ----------------------------
shall maintain custody of the Retained Product Inventories as Seller's bailee, and shall store, ship or destroy the Retained Product Inventories at the direction of and at the expense of Seller. Buyer agrees to execute such documents as are necessary to evidence Seller's ownership of the Retained Product Inventories and to prevent the Retained Product Inventories from becoming subject to Liens of Buyer's lenders.


                                 ARTICLE VIII
                               MUTUAL COVENANTS

          8.1 Employment Matters.
              ------------------

          (a) Employment.  Buyer agrees to make offers of employment as of the
              ----------
     Effective Time to the vast majority of the Greenville Employees. Buyer expects to hire approximately the number of persons described and identified by job category in Section 8.1(a)(1) of the Disclosure Schedule. Such offers of employment shall be made in each case for a position that bears a base salary or hourly wage rate that is no less than that paid by Seller immediately prior to the Closing. At least twenty days prior to Closing, Buyer shall notify Seller of the names of each Greenville Employee to whom it intends to offer employment (the "Prospective Employees"). Seller will not take any action to impede, hinder or interfere with Buyer's efforts to hire the Prospective Employees. Prospective Employees who accept Buyer's offer of employment and become employees of Buyer on or after the Effective Time are referred to as "New Employees." At least ten days prior to the Closing, Buyer shall notify Seller of the name of each Prospective Employee who has accepted the offer of employment made by Buyer. In addition, Buyer shall notify Seller within fifteen days following the Closing Date of the names of all persons who have then become New Employees. Seller shall not submit, disclose or transfer to Buyer any personnel files or medical records about any Greenville Employee prior to the Closing Date. Upon receipt of notice from Buyer listing those individuals who have become New Employees of Buyer and requesting that the records of such individuals be transferred to Buyer, Seller shall transfer the personnel files of such New Employees to Buyer in accordance with the Personnel Files Transfer Agreement and any and all applicable laws, and Seller shall transfer certain agreed portions of medical records related to such New Employees to Buyer in accordance with the Medical Records Transfer Agreement and any and all applicable OSHA regulations and other applicable laws. Nothing contained in this Agreement is intended or shall be deemed to (a) require Buyer to employ New Employees for any fixed or predetermined time, or (b) confer upon any New Employee any rights of employment of any nature, it being understood and agreed that the provisions of this Agreement are intended to set forth an agreement among Buyer, Seller and Parent, and are not intended to benefit any persons not party to this Agreement, including such employees. Seller shall be responsible for any Plan obligations or employment contracts (including responsibility for any bonuses and commissions accrued or payable with respect to any period ending on or before the Closing Date) that arise from the acts of Seller relating to Greenville Employees and that accrue or become payable on or before the Closing Date. Seller shall be liable with respect to any discrimination or other employment-based claims that arise from the acts of Seller brought at any time by a Greenville Employee to the extent that such claims accrue or arise before the Closing Date, and Buyer shall be liable with respect to any discrimination or other employment-based claims that arise from acts of Buyer brought at any time by a New Employee to the extent that such claims accrue or arise after the Closing Date. Seller shall pay to all Greenville Employees, in accordance with its ordinary practice, any liability arising under Seller's policies or practices for accrued vacation, flexible time off or similar benefits that accrue on or before the Closing Date.

          (b) Retirement and Benefit Plans; Incentives.  Prior to Closing,
              ----------------------------------------
     Buyer shall establish for New Employees those retirement, benefit and incentive compensation plans described in Section 8.1(b) of the Disclosure Schedule.

          (c) Service Credit for New Employees.  Buyer shall recognize all
              --------------------------------
     prior service of New Employees with the Seller and any affiliate that is aggregated with the Seller under Section 414(b), 414(c) or 414(m) of the Code (including Burroughs Wellcome Co.) for vacation pay purposes only, under Buyer's corresponding vacation plans, policies or practices listed in
     Section 8.1(b) of the Disclosure Schedule as in effect on the Closing Date.

          (d) General.  Seller and Buyer shall give any notices required by law
              -------
     and take whatever other actions with respect to the plans described in this Section as may be necessary to carry out the arrangements described in this Section 8.1. Seller and Buyer shall provide each other with such plan documents and descriptions, employee data and other information as may reasonably be required to carry out the arrangements described in this Section. If any arrangement in this Section is determined by the Internal Revenue Service or other Governmental Body to be prohibited by law, Seller and Buyer shall modify such arrangement to as closely as possible retain the intent of the parties, as reflected herein, in a manner that is not so prohibited.

          (e) WARN Act.  Seller shall be responsible for giving the
              --------
     notifications, if any, required by the WARN Act with respect to any Greenville Employees who experience an employment loss within the meaning of the WARN Act prior to the Effective Time, and Seller shall be responsible for and assumes any liability arising from any failure to provide such notifications. Buyer shall be responsible for giving the notifications, if any, required by the WARN Act with respect to New Employees who experience an employment loss within the meaning of the WARN Act following the Effective Time, and Buyer shall be responsible for and assumes any liability arising from any failure to provide such notifications.

          (f) Tax Reporting.  Buyer shall prepare and furnish to all New
              -------------
     Employees Forms W-2 which shall reflect all wages and compensation paid to such employees for that portion of the calendar year in which the Closing Date occurs during which such employees were employed by Seller. Seller shall furnish to the Buyer the most current on file Forms W-4 and W-5 of each New Employee as of the Closing Date. Seller shall send to the appropriate Social Security Administration office a duly completed Form W-3 and accompanying copies of the duly completed Form W-2. It is the intent of the parties that the obligations of Buyer and Seller under this Section 8.1(f) shall be carried out in accordance with Section 5 of the Internal Revenue Service's Revenue Procedure 96-60.

          (g) No Third Party Beneficiaries.  Nothing in this Section 8.1 or
              ----------------------------
     elsewhere in this Agreement shall be deemed to make any employee of Seller a third party beneficiary of this Agreement.

          8.2 Environmental Indemnification.
              -----------------------------

          (a) Seller's Environmental Indemnity.  Seller shall protect,
              --------------------------------
     indemnify, defend (as provided under Article XII) and hold harmless Parent, Buyer, Parent's Affiliates and their respective shareholders, directors, officers, employees, lessees, lenders, successors and assigns, and each of them (each of the foregoing with Buyer herein referred to as a "Buyer Indemnitee") from and against any Environmental Claim, whether known or unknown as of the Effective Time, to the extent arising at any time out of, in connection with or resulting from (i) a Pre-Existing Environmental Condition; (ii) any breach in the representations in Section 4.22 or this
     Section 8.2, the Environmental Agreement, or the Memorandum of Understanding; (iii) the active negligence or willful misconduct of Seller or Seller's agents in the course of any activity conducted with respect to a Pre-Existing Environmental Condition; (iv) the Exacerbation of a Post-Closing Environmental Condition, to the extent the Exacerbation is caused by the negligent activities of Seller or its agents, employees, consultants, contractors, or hazardous waste haulers or handlers; and/or
     (v) Exacerbation of a Pre-Existing Environmental Condition (except for such Exacerbation as described in Section 8.2(b)(iii) below); excepting, in any case, to the extent the Environmental Claim is caused by or results from
     (A) Exacerbation of an Environmental Condition as a consequence of the negligent activities of a Buyer Indemnitee or its agents, employees, consultants, contractors, or hazardous waste haulers or handlers, (B) the gross negligence or willful misconduct of a Buyer Indemnitee, or (C) a Buyer Indemnitee's breach of any obligations under Section 8.2 of this Agreement, the Memorandum of Understanding or the Environmental Agreement. The foregoing are collectively referred to herein as "Seller's Environmental Indemnity Obligations."

          (b) Buyer's Environmental Indemnity.  Buyer shall protect, indemnify,
              -------------------------------
     defend (as provided under Article XII) and hold harmless Seller, Seller's Affiliates and their respective shareholders, directors, officers, employees, agents, lessees, lenders, successors and assigns, and each of them (each of the foregoing with Seller herein referred to as a "Seller Indemnitee"), from and against any Environmental Claim, whether known or unknown as of the Effective Time, to the extent arising at any time out of, in connection with or resulting from a (i) a Post-Closing Environmental Condition; (ii) any breach in the representations in this Section 8.2, the Environmental Agreement, or the Memorandum of Understanding; (iii) Exacerbation of a Pre-Existing Environmental Condition, to the extent caused by the operations of the Facility, Repair Activity, activities, negligence or Construction Activity of Buyer or its agents, employees, consultants, contractors or hazardous waste haulers or handlers; (iv) subject to Section 8.2(c)(1) and (6), any disturbance or invasion of subsurface conditions or soil in connection with a Construction Activity in a "Prohibited Area" (as defined below); and/or

     (v) the Exacerbation of a Post-Closing Environmental Condition; excepting, in any case, to the extent the Environmental Claim is caused by or results from (A) Exacerbation of an Environmental Condition as a consequence of the negligent activities of a Seller Indemnitee or its agents, employees, consultants, contractors, or hazardous waste haulers or handlers, (B) Exacerbation caused by performance of Repair Activities conducted with due care under the circumstances, (C) the gross negligence or willful misconduct of a Seller Indemnitee, or (D) a Seller Indemnitee's breach of any obligations under Section 8.2 of this Agreement, the Memorandum of Understanding and/or the Environmental Agreement. The foregoing are collectively referred to herein as "Buyer's Environmental Indemnity Obligations."

              Neither the knowledge nor lack of knowledge of Seller or Buyer shall limit in any manner the inclusion of any matters as a Seller's Environmental Indemnity Obligations or a Buyer's Environmental Indemnity Obligations.

          (c) Future Construction and Repair and Maintenance Activities.
              ---------------------------------------------------------

              (1)  Prohibited Areas.  Except with the consent of Seller or as
                   ----------------
          is necessary for a Repair Activity, Buyer agrees that it will not disturb or invade subsurface conditions or the soil when undertaking Construction Activity in those areas delineated on Section 8.2(c)(1) of the Disclosure Schedule (the "Prohibited Areas"), and described with more particularity in the restrictive covenant to be recorded as set forth below. The parties intend that this provision is a covenant running with the land and will apply to Buyer's successors and assigns and subsequent purchasers. The parties agree to execute at the Closing all appropriate documents to be filed with the Pitt County Register of Deeds to reflect this covenant in the public record and to ensure that this covenant runs with the land. An unintentional or intentional violation of this Section 8.2(c)(1) constitutes a breach of contract. Notwithstanding the foregoing, upon commencement of a Construction Activity in violation of this Section 8.2(c)(1), subject to Section 8.2(c)(6) below, Seller shall be released from conducting Seller's Obligatory Remediation of the soil and/or subsurface conditions at the Construction Activity site which were disturbed or invaded, but Seller shall nevertheless pay to Buyer the amount Buyer proves Seller would have had to incur to complete Seller's Obligatory Remediation of said soils and subsurface conditions had the breach not occurred.

                    If at any time after the Effective Time, Buyer, its successors and assigns or subsequent purchasers, provides to Seller evidence that an Environmental Condition no longer exists in a Prohibited Area, Seller agrees that if (A) the appropriate Governmental Body is in full agreement that the evidence establishes that an Environmental Condition no longer exists in the Prohibited Area, (B) Seller, in its sole and reasonable judgment, believes that the evidence establishes that an Environmental Condition no longer exists in the Prohibited Area, and (C) Buyer (or its successor or assign, as the case may be) delivers to Seller a full and complete release from any obligations for Seller's Obligatory Remediation, payment of Incremental Construction Costs and Seller's Environmental Indemnity Obligations for the soil and subsurface conditions with respect to the Prohibited Area, as well as an agreement to indemnify Seller from any Environmental Conditions related to the soil and subsurface conditions with respect to the Prohibited Area, then Seller shall execute all necessary documentation, including documents to be filed with the Pitt County Register of Deeds, to remove the restrictions imposed on the Prohibited Area under this Agreement or any recorded restriction.

              (2) Initiation of Construction Activity After Notice and Testing.
                  ------------------------------------------------------------
          If Buyer undertakes Construction Activity on the Purchased Assets which involves disturbance or invasion of subsurface conditions or soils (other than in the Prohibited Areas), and prior to initiation of such Construction Activity, (a) Buyer conducts testing in the proposed construction area, (b) such testing demonstrates that the proposed construction area contains a Pre-Existing Environmental Condition, (c) Buyer provides Seller with notice of such Pre-Existing Environmental Condition in accordance with and subject to Sections 12.3 and 12.4 of this Agreement, and (d) Buyer provides notice to Seller of said Construction Activity in the manner provided in Section 14.7, then Seller shall promptly and diligently conduct Seller's Obligatory Remediation of the Pre-Existing Environmental

          Condition identified by the testing and shall reimburse Buyer for any and all Incremental Construction Costs resulting from such Construction Activity. Alternatively, if so elected by Buyer, (i) Seller, upon Buyer's request, shall pay to Buyer the amount Seller would have had to incur to complete Seller's Obligatory Remediation of any Pre-Existing Environmental Condition in the soil or subsurface conditions at the Construction Activity site identified by the testing, and (ii) Buyer shall proceed with the Remedial Activities of such Pre-Existing Environmental Condition in the soil or subsurface conditions in accordance with the requirements of Section 8.2(e) of this Agreement; and (iii) after payment to Buyer of the amounts payable by Seller pursuant to subpart (i) of this sentence, Buyer shall forever release Seller, subject to the limitations set forth in paragraph (6), from Seller's Obligatory Remediation of the Pre-Existing Environmental Condition in the soil or subsurface conditions for which Seller has made payment to Buyer pursuant to the foregoing.

              (3) Effect of Construction.  If (A) Buyer undertakes Construction
                  ----------------------
          Activity on the Purchased Assets (other than in the Prohibited Areas) which invades or disturbs soil or subsurface conditions, and prior to initiation of Construction Activity, either fails to demonstrate that such soil and subsurface conditions in the area of planned construction is, immediately prior to Construction Activity, not in compliance with Environmental Laws or provide Seller with notice of Buyer's planned Construction Activity as required under Section 8.2(c)(2) or (B) Buyer undertakes Construction Activity which invades or disturbs soil or subsurface conditions in an area where Seller has completed Seller's Obligatory Remediation, Buyer agrees that such Construction Activity deems Seller forever released from Seller's Obligatory Remediation for soil and subsurface conditions in the particular area constructed on by Buyer; provided however that Seller shall not be released from its obligations under paragraphs

          (1), (2) or (4) for any Seller's Obligatory Remediation resulting from an Environmental Condition that (a) was not known prior to the Effective Time, (b) existed as of the time of the Construction Activity, and (c) was not caused or Exacerbated by the operations, activities, Construction Activity or negligence of Buyer, Buyer's agents, employees, consultants, contractors or hazardous waste haulers or handlers.

              (4) Repairs.  Seller agrees to reimburse Buyer for Incremental
                  -------
          Construction Costs incurred by Buyer during the performance of Repair Activities. If the area where Buyer is performing a Repair Activity is an area affected by a Pre-Existing Environmental Condition, Seller shall promptly and diligently conduct Seller's Obligatory Remediation following delivery to Seller of notice in accordance with Section
          14.7. Alternatively, if so elected by Buyer, (a) Seller, upon Buyer's request, shall pay to Buyer the amount Seller would have had to incur to complete Seller's Obligatory Remediation of any Pre-Existing Environmental Condition in the soil and subsurface conditions at the Repair Activity site in accordance with Section 8.2(d) of this Agreement, and (b) Buyer shall proceed with the Remedial Activities of such Pre-Existing Environmental Condition in the soil and subsurface conditions to fulfill the Remedial Action requirements of Section 8.2(e) of this Agreement as if such Pre-Existing Environmental Condition in soil or subsurface conditions was within Buyer's Environmental Indemnity Obligations; and (c) after payment to Buyer of the amounts payable by Seller pursuant to subpart (a) of this sentence, Buyer shall forever release Seller, subject to the limitations set forth in
          Section 8.2(c)(6) below, from Seller's Obligatory Remediation of the Pre-Existing Environmental Condition in the soil and subsurface.

              (5) Further Assurances.  Buyer and Seller agree to execute
                  ------------------
          appropriate documents to memorialize the releases under Section 8.2(c)(1), (2), (3), and (4) above, and any modifications and change in responsibility for completing Remedial Activities, including without limitation, such amendments to the Environmental Agreement and Memorandum of Understanding, and any other documents necessary to effectuate the releases of liability as set forth in paragraphs (2),
          (3), and (4).

              (6) Groundwater and Seller's Exacerbation.  Notwithstanding
                  -------------------------------------
          anything to the contrary in this Agreement, Seller shall remain responsible under all circumstances for performance of Seller's Obligatory Remediation of a Pre-Existing Environmental Condition in groundwater (without regard to whether there has occurred any Exacerbation of said Pre-Existing Environmental Condition due to the acts of Buyer or otherwise). However, if and to the extent that (i) the conduct by Buyer or its agents, employees, consultants, contractors, or hazardous waste haulers or handlers or any Construction Activity (whether intentional, unintentional, or conducted with or without due care) or any Repair Activity conducted without due care, or (ii) the operation of the Facility by Buyer results in Exacerbation of a Pre-Existing Environmental Condition in groundwater, then Buyer shall pay to Seller any amounts reasonably incurred by

          Seller to conduct Seller's Obligatory Remediation of the Pre-Existing Environmental Condition in groundwater in excess of the amount Seller would have had to otherwise incur to conduct Seller's Obligatory Remediation of the said Pre-Existing Environmental Condition in the absence of such Exacerbation. Further no release of Seller pursuant to this Subsection 8.2(c) shall release Seller from any of Seller's Environmental Indemnity Obligations under Section 8.2(a)(iv) with respect to Exacerbation of a Post-Closing Environmental Condition.

              (7) Characterization of Certain Amounts.  Any amount Buyer incurs
                  -----------------------------------
          to perform Remedial Activities of Environmental Conditions pursuant to the foregoing, in excess of any payment for Seller's Obligatory Remediation with respect thereto as set forth above, shall constitute Incremental Construction Costs.

              (8) Limitations on Incremental Construction Costs.  Buyer will be
                  ---------------------------------------------
          entitled to reimbursement from Seller for Incremental Construction Costs up to an aggregate amount of $7,500,000. Thereafter, Seller shall have no further obligation to Buyer for Incremental Construction Costs. The right to receive Incremental Construction Costs is personal to Buyer and shall not be assignable, with the sole exception that such right may be assigned to Buyer's lenders and such lender's successors and assigns, but Seller shall in no event be obligated to make any payments to any such lender, lender's successors or assigns for any Incremental Construction Costs incurred for any work performed following the 54 month anniversary of the Closing Date.

              (9) Inapplicability of Certain Limitations. Any Seller's
                  --------------------------------------
          Obligatory Remediation that Seller must conduct in accordance with Seller's Environmental Indemnity Obligations is not subject to the $7,500,000 limitation for Incremental Construction Costs. Neither (i) such Seller's Obligatory Remediation nor (ii) any of Seller's Environmental Indemnity Obligation or Buyer's Environmental Indemnity Obligation for any matter described in subpart (iv) of the definition of Environmental Claim shall be subject to the $1,000,000 threshold requirement contained in Section 12.6 nor the $200,000,000 maximum limit on liability contained in Section 12.8. All other matters included within Seller's Environmental Indemnity Obligations or Buyer's Environmental Indemnity Obligations are subject to the $1,000,000 threshold requirement contained in Section 12.6 and the $200,000,000 maximum limit on liability contained in Section 12.8.

          (d) Seller's Obligation to Perform Remedial Activities.  With respect
              --------------------------------------------------
     to an Environmental Claim for Remedial Activities that constitutes a Seller's Environmental Indemnity Obligation, Seller shall (1) perform any and all Seller's Obligatory Remediation, except to the extent that Seller is released from such obligation pursuant to Subsections (c)(1), (2), (3), or (4) above, (2) take, to the extent legally permitted, all "generator" responsibility for Hazardous Material created by the performance of Remedial Activities, and (3) enter, and obtain, if necessary, and comply with any permits, authorizations or approvals necessary to conduct such Seller's Obligatory Remediation to the extent legally required.

              Buyer shall notify Seller in accordance with and subject to Sections 12.3 and 12.4 of this Agreement of Seller's Obligatory Remediation. In that event, Seller shall promptly and diligently undertake and complete such Seller's Obligatory Remediation in accordance with and after execution of a mutually agreed upon site access agreement to be entered into between Seller and Buyer. Seller agrees to consult fully with Buyer with respect to any proposed Remedial Activities and the plans therefor arising from the Seller's Obligatory Remediation and Seller and Buyer agree to use good faith best efforts to reach mutual agreement on any such Remedial Activities and plans. If mutual agreement cannot be reached between Seller and Buyer, the parties agree that Seller may submit to the applicable Governmental Body a proposed plan for Seller's Obligatory Remediation as required to meet any deadlines not subject to extension, to avoid fines and penalties, or for the protection of human health and Seller may also proceed with implementation of any such plan as required to meet any deadlines, not subject to extension, to avoid fines and penalties or for the protection of human health. Such action, however, shall not relieve Seller of its obligation to fulfill Seller's Obligatory Remediation, nor limit Buyer's rights to object to the plan so submitted to or approved by the applicable Governmental Body, nor Buyer's exercise of any other rights or remedies (including injunctive relief) available under law by reason of such actions by Seller, including without limitation those arising from a cause of action for Seller's breach of this Agreement.

          (e) Buyer's Obligation to Perform Remedial Activities.  With respect
              -------------------------------------------------
     to an Environmental Claim for Remedial Activities that constitutes a Buyer's Environmental

     Indemnity Obligation, Buyer shall (i) perform Remedial Activities required by Environmental Law, including any consent decree, settlement agreement, permit, approval, plan, agreement, or memorandums of understanding issued by or entered into with any Governmental Body, for Post-Closing Environmental Conditions, (ii) take, to the extent legally permitted, all "generator" responsibility for Hazardous Material created by the performance of Remedial Activities, and (iii) enter, and obtain, if necessary, and to comply with any permits, authorizations or approvals necessary to perform Buyer's Environmental Indemnity to the extent legally required.

              Buyer shall promptly and diligently undertake and complete any Remedial Activities required to fulfill its Environmental Indemnity Obligations. If Seller is conducting Seller's Obligatory Remediation at the time Buyer is undertaking Remedial Activity in accordance with the foregoing to fulfill its Environmental Indemnity Obligations, Buyer agrees to consult fully with Seller with respect to any proposed Remedial Activities arising from the Buyer's Environmental Indemnity Obligation which will affect Sellers' Obligatory Remediation, and in such case Seller and Buyer agree to use good faith best efforts to reach mutual agreement on a plan for such Remedial Activities by Buyer. If mutual agreement cannot be reached between Seller and Buyer, the parties agree that Buyer may submit to the applicable Governmental Body its proposed plan as required to meet any deadlines not subject to extension, to avoid fines and penalties or for the protection of human health and Buyer may also proceed with implementation of any such plan as required to meet any deadlines not subject to extension, to avoid fines and penalties or for the protection of human health. Such action however shall not relieve Buyer of its obligation to complete such Remedial Activities nor limit Seller's rights to object to the plan submitted to or approved by the applicable Governmental Body nor Seller's exercise of any other rights or remedies available under law, by reason of such actions by Buyer, including without limitation those arising from a cause of action for Buyer's breach of this Agreement.

          (f) The Procedure for Tendering An Indemnified Claim.  Environmental
              ------------------------------------------------
     Claims covered by an indemnity obligation which are asserted by a Governmental Body or any third party shall be tendered in accordance with Sections 12.3 and 12.4 of this Agreement.

          (g) Time for Indemnified Claims.  Environmental Claims (other than
              ---------------------------
     for Seller's Obligatory Remediation) that are covered by an indemnity obligation under Section 8.2 and that arise out of, in connection with or as a result of a (i) Seller's breach of a representation contained in
     Section 4.22, or (ii) a Pre-Existing Environmental Condition described in subparts (1) or (2) of the definition of Pre-Existing Environmental Condition or that has resulted or hereafter results from the migration or transformation of any Environmental Condition described in such subparts
     (1) or (2), and which is not disclosed in Section 4.22 of the Disclosure Schedule are not recoverable unless notice of the general circumstances giving rise to the Environmental Claim is provided on or before the tenth anniversary of the Closing Date. Otherwise, there shall be no limitation on the time for tendering an Environmental Claim, whether tendered by Buyer or Seller or any Buyer Indemnitee or Seller Indemnitee. Notwithstanding the foregoing provisions of this subsection (g), there shall be no limitation on the time for tendering an

     Environmental Claim that is based on human exposure to an Environmental Condition.

          (h) No Recovery for Loss of Profits.  In no event shall Seller or
              -------------------------------
     Buyer be liable to the other, or have any obligation to indemnify the other under this Section 8.2, from any loss of profits however caused and on any theory of liability; provided, however, that the foregoing shall not limit Buyer's rights with respect to reduction in available Reactor Gallons (as defined in the Supply Agreement) under Section 2.5 of the Supply Agreement. Further, in no event shall Seller be liable to Buyer, or have any obligation to indemnify Buyer under this Section 8.2, from any reduction in the value of the Owned Real Property as a consequence of the inability of Buyer to use or operate the Owned Real Property for purposes other than pharmaceutical and intermediate manufacturing and dosage formulation including without limitation the inability to use the Owned Real Property for residential uses, agricultural uses, public recreation or public park uses and commercial food facilities that are open to the public.

          (i) Independent Covenants.  The rights and obligations of the parties
              ---------------------
     under Section 8.2, Section 8.4, Section 12.1(c) and Section 12.2(c) of this Agreement and under the Memorandum of Understanding, the Environmental Agreement and the Asbestos Release (collectively herein the "Environmental Provisions") are in addition to, and independent and severable from, all other rights and obligations of the parties under the provisions of this Agreement (other than said Sections 8.2, 8.4, 12.1(c) and 12.2(c) hereof), the Supply Agreement, and any other agreements now or hereafter entered into between them. It is expressly acknowledged by all parties hereto that any failure of any condition or breach of any covenant or representation which is not included in the

     Environmental Provisions shall not in any manner impair the right of the parties and their respective permitted successors and assigns to enforce any covenant, indemnity, defense obligation, hold harmless covenant, release, waiver and/or other agreement contained in the Environmental Provisions; it being understood that the Environmental Provisions are given in consideration of the closing of the transaction and not for any future performance of any agreement not included in the Environmental Provisions and that the Environmental Provisions are intended to allocate the risk of loss, and to create rights and obligations between the parties, with respect to environmental matters without regard to the breach or status of any other agreement.

          (j) Notice of Environmental Occurrences.  Notwithstanding any other
              -----------------------------------
     provision of this Agreement, and without regard to a party's intent to seek indemnity or exercise any other rights or remedies with respect to the matter in question, each party to this Agreement shall give notice to the other parties to this Agreement within ten days following the occurrence of any spill, leak, discharge or other event or activity occurring in connection with the use, ownership or operation of the Facility that involves the presence of a Hazardous Material in the soil, groundwater, surface water or air of the Facility, including as a consequence of migration, at any concentration that: (i) requires investigation, monitoring, remediation or removal under the Environmental Laws, or that may adversely affect any solid waste management units on the Owned Real Property or any Remedial Activity or (ii) is required to be reported to such party's insurance carrier. Any party entitled to notice under this
     Section 8.2(j) shall be relieved of its indemnity obligations under this
     Section 8.2 and under Article XII only to the extent that it is prejudiced by any failure or delay of the other party or parties to give such notice.

          8.3  Best Efforts; Regulatory Approvals.  Each party hereto agrees to
               ----------------------------------
use its best efforts to satisfy the conditions to the Closing set forth in this Agreement and otherwise to consummate the transactions contemplated by this Agreement by July 31, 1997. Specifically, but without limiting the generality of the foregoing, each of Buyer and Seller shall use its best efforts to make or obtain all consents, transfers, approvals, authorizations, registrations and filings with all Governmental Bodies as are required in connection with the consummation of the transactions contemplated by this Agreement. Buyer agrees to pursue the issuance of new permits to Buyer in lieu of the Nontransferable Permits and permits issued to Seller under the Environmental Laws (none of which are transferrable), and Seller will cooperate with Buyer in its efforts to obtain new permits. Buyer and Seller shall, as promptly as practicable following the execution of this Agreement, in cooperation with each other, complete and file with the appropriate authorities the premerger notification forms and any other documents required under the HSR Act.

          8.4 SWMU.
              ----

          (a) SWMU Remedial Activity.  As described in Section 4.22 of the
              ----------------------
     Disclosure Schedule, certain Pre-Existing Environmental Conditions are and will be present at the Facility as of the Effective Time, involving soil and groundwater on and underlying the Facility emanating from solid waste management units (SWMUs), identified and described in the RFI Report. Seller will perform all Remedial Activities for such Pre-Existing Environmental Conditions as required by DEHNR, or other applicable Governmental Body, and in compliance with applicable Environmental Laws, and, following the Effective Time, the Environmental Agreement and the Memorandum of Understanding. The parties intend that, following the Effective Time, the terms of the Environmental Agreement will govern the process and procedures for the SWMUs and in the event there is a conflict between this Agreement and the Environmental Agreement, the Environmental Agreement governs the process and procedures for the SWMUs identified and described in the RFI Report.

          (b) Future Remediation of Pre-Existing Environmental Conditions.
              -----------------------------------------------------------
     Buyer and Seller have entered into or will at Closing enter into, an Environmental Agreement and a Memorandum of Understanding with respect to Remedial Activities for Pre-Existing Environmental Conditions at several SWMUs at the Facility. Buyer and Seller agree to execute appropriate documents to memorialize the responsibility for completing such Remedial Activities and for Remedial Activities for any other Environmental Condition at the Facility requiring such activities, consistent with this Agreement, the Environmental Agreement, and the Memorandum of Understanding.

          8.5  Termination of Confidentiality Agreement.  The parties have
               ----------------------------------------
previously entered into a Mutual Confidential Disclosure Agreement dated as of October 17, 1996. The parties agree that such Mutual Confidential Disclosure Agreement, as it may have been amended, shall terminate as of the Effective Time, and that the rights and obligations of the parties with regard to confidentiality requirements shall be governed by Section 8.6 below.

          8.6 Confidentiality.
              ---------------

          (a) General.  At all times following the execution of this Agreement,
              -------
     Buyer, Parent and Parent's Affiliate shall treat all Seller Confidential Information, and Seller and

     Seller's Affiliates shall treat all Buyer Confidential Information, in accordance with the requirements of this Section 8.6. For convenience, Seller Confidential Information and Buyer Confidential Information are both referred to herein as "Confidential Information" for purposes of establishing the obligations of each party with regard to the other party's Confidential Information.

          (b) Nondisclosure.  Confidential Information of the other party shall
              -------------
     be kept strictly confidential by the receiving party and, except as expressly permitted herein, shall not be disclosed to any third party by the receiving party in any manner whatsoever, in whole or in part, without first obtaining the other party's prior written consent to such disclosure. The standard of care required of each party in protecting the confidentiality of the other party's Confidential Information shall be at least the same standard of care that the receiving party uses in protecting its own confidential and trade secret information, but in no event shall either party use less than a reasonable standard of care. Confidential Information may be used by the receiving party only for the purpose of performing under this Agreement. Buyer represents and warrants that prior to the date of this Agreement, it has not used or disclosed to any third party any Seller Confidential Information, except as would be permitted hereunder.

          (c) Permitted Exceptions.  Each party may disclose the other party's
              --------------------
     Confidential Information only to its employees or outside advisors and financing sources in connection with this Agreement or the Transaction Agreements who reasonably need to know such information for the purpose of advising or assisting it in connection with this Agreement (each, an "Advisor"). Prior to disclosing any Confidential Information to any Advisor, the receiving party will inform such Advisor of the proprietary nature of the Confidential Information and will require such Advisor to agree in writing (except in the case of outside legal advisors, who may orally agree) to be bound by the requirements of this Section 8.6 and not to use or disclose the Confidential Information except as permitted herein. Each party agrees to be responsible for any breach of these confidentiality obligations by its Advisors. It is specifically agreed that
     (i) Seller may disclose Buyer Confidential Information to any Seller's Affiliate under the same conditions provided in this Section 8.6 on a need-to-know basis and (ii) Buyer may disclose Seller Confidential Information to Parent or any Parent's Affiliate under the same conditions provided in this Section 8.6 on a need-to-know basis.

          (d) Consent.  Confidential Information of the other party shall not
              -------
     be utilized by a receiving party except as expressly permitted herein, without first obtaining the other party's prior written consent to such utilization and without first entering into a separate agreement duly executed by authorized representatives of the parties hereto.

          (e) Excluded Information.  Notwithstanding any provision herein to
              --------------------
     the contrary, the requirements of this Section 8.6 shall not apply to any information of either party which:

              (i) at the time of disclosure hereunder is generally available to the public;

              (ii) after disclosure hereunder becomes generally available to the public, except through breach of this Section 8.6 by the receiving party or its Advisors;

              (iii) was not acquired directly or indirectly from the disclosing party or its Affiliates and which the receiving party lawfully had in its possession prior to disclosure by the disclosing party;

              (iv) is independently developed by employees or agents of the receiving party without the use of the Confidential Information of the disclosing party; or

              (v) becomes available to the receiving party from a third party that is not legally prohibited from disclosing such Confidential Information, provided such information was not acquired directly or indirectly from the disclosing party or its Affiliates.

          (f) Notification of Mandatory Disclosure.
              ------------------------------------

              (i) Procedures.  In the event that either party is required by
                  ----------
          applicable law or regulation or by judicial or administrative process to disclose any part of the other party's Confidential Information, such party shall (A) promptly notify the other party of each such requirement and identify the documents so required thereby, so that the other party may seek an appropriate protective order or other remedy and/or waive compliance by the first party with the provisions of this Section 8.6, (B) consult with the other party on the advisability of taking legally available steps to resist or narrow the scope of such requirement, (C) assist the other party in seeking a protective order or equivalent, and (D) comply with any applicable protective order or equivalent.

              (ii) Limitations.  If, in the absence of such a protective order
                   -----------
          or such a waiver by the other party of the provisions of this Section 8.6, the first party is nonetheless required by mandatory applicable law to disclose any part of the other party's Confidential Information, the first party may disclose such of the other party's Confidential Information without liability under this Agreement, except that the first party shall (i) furnish only that portion of the other party's Confidential Information which is legally required and
          (ii) use its best efforts to obtain an order or other reliable assurances that confidential treatment will be accorded to the portion of such Confidential Information so required to be disclosed.

          (g) Publicity.  Neither Buyer, Parent or any Parent's Affiliate will
              ---------
     issue any press release or otherwise make any public statement or advertisement with respect to this Agreement, the Transaction Agreements or the transactions contemplated by this Agreement or the Transaction Agreements without the prior written consent of Seller, and Seller will not issue any press release or otherwise make any public statement with respect to this Agreement or the Transaction Agreements without the prior written consent of Buyer or Parent, provided, however, that either party shall be entitled to make a public announcement of this Agreement after giving prior written notice to the other party hereto, if, in the opinion of the disclosing party's legal counsel, such announcement is required to comply with applicable laws and provided to the extent practicable the other party has received at least two (2) days' notice. Once consent is given by Seller for a required disclosure in a filing made with the Securities and Exchange Commission,

     Buyer may make additional disclosures in other filings made with the Securities and Exchange Commission that do not materially differ therefrom without any further consents, provided that the surrounding circumstances have not changed.

          (h) Return of Confidential Information.  At any time upon the request
              ----------------------------------
     of the other party, to the extent such Confidential Information is not reasonably necessary to enable a party to perform its obligations under this Agreement, the receiving party shall promptly return to the other party or destroy the other party's Confidential Information, and shall destroy all copies thereof, together with all notes, drawings, abstracts and other information relating to the other party's Confidential Information prepared by the receiving party or any of its Representatives, regardless of the medium in which such information is stored; provided, however, that the receiving party may maintain a single archival copy of the other party's Confidential Information in its files for purposes of establishing the extent of disclosures by the other party under this Agreement. At either party's written request, such party's Confidential Information that is otherwise required to be returned to it shall be destroyed by the receiving party and such destruction shall be certified in writing by an authorized officer of the receiving party. The return and/or destruction of such Confidential Information as provided above shall not relieve the receiving party of its other obligations under this Section 8.6.

          8.7  Additional Material Contracts. Seller is presently negotiating
               -----------------------------
arrangements whereby Seller may enter into contract manufacturing agreements with certain third parties, either before or after the Closing Date. Certain of these proposed contract manufacturing arrangements would be incidental to the transfer of ownership rights in Seller products to the third parties in question. Buyer and Seller agree that, if Seller enters into any contract manufacturing agreements, whether before or after the Closing Date, the provisions of this Section 8.7 shall apply. If the terms and conditions thereof are commercially reasonable to Buyer in its reasonable discretion, Seller may, in its discretion, either subcontract or assign such contract manufacturing agreements to Buyer and Buyer will assume the same. Seller's present preference as to subcontracting or assigning certain of such agreements is indicated in Section 8.7 of the Disclosure Schedule. If the terms and conditions of any contract manufacturing agreement are not commercially reasonable to Buyer in its sole discretion, Seller will subcontract such agreements to Buyer and Buyer will assume the same; provided, however, that
(a) the terms of such subcontracting arrangements are not materially different from the terms upon which Buyer has agreed to perform third party manufacturing agreements included in Exhibit B to the Supply Agreement, (b) Buyer otherwise would be required to produce the volumes of products thereunder in accordance with the Supply Agreement, and (c) Seller shall pay to Buyer the applicable "Conversion Charges" (as defined in the Supply Agreement) for any such products. Buyer and Seller agree that, with respect to contract manufacturing agreements entered into prior to the Closing Date, those agreements that are to be subcontracted to Buyer shall be added to Section 2.3(1) of the Disclosure Schedule and will be considered as Excluded Assets, and those agreements that are to be assigned to Buyer shall be added to Section 1.1(a) and Section 4.11 of the Disclosure Schedule and will be considered Material Contracts and Assumed Contracts. Section 8.7 of the Disclosure Schedule summarizes the ongoing negotiations with respect to these contract manufacturing agreements, as well as other potential transactions that could result in the assignment or subcontracting of contract manufacturing agreements to Buyer.

          8.8  Unemployment Accounts.  Seller agrees to cooperate with Buyer to
               ---------------------
facilitate Buyer's assumption of a proportionate amount of Seller's unemployment experience rating with the North Carolina Employment Security Commission.

          8.9  Asbestos.  Notwithstanding any other provisions of this
               --------
Agreement, Buyer will assume, as of the Effective Time, all responsibility for the presence of any asbestos or asbestos-containing material in the Improvements, Utilities, fixtures, equipment or other Tangible Personal Property, whether such presence arose or existed before or after the Effective Time and will release Seller from any and all claims with respect thereto; provided, however, that Seller shall retain full responsibility for any workplace asbestos exposure, to the extent that such exposure occurred prior to the Effective Time, of certain persons as provided in Section 12.1(c) hereof.
At the Closing, Buyer will execute a general release in favor of Seller, in the form attached hereto as Exhibit J (the "Asbestos Release"), to memorialize the agreement and release described in this Section 8.9 and in Section 12.1(c). For and in consideration of the foregoing release by Buyer and the assumption by Buyer of the responsibility for asbestos as described in this Section, Seller has agreed to reduce the Cash Purchase Price hereunder by the amount of $6,400,000 (the "Asbestos Consideration").

          8.10  Information Technology Matters.   The parties have worked
                ------------------------------
together to create the "IT Transition Plan," which is attached hereto as
Schedule 15.3 to the Supply Agreement. The IT Transition Plan includes, among other items, provisions regarding: (a) the transfer of Seller data and systems from the Facility to Seller; and (b) provisions regarding the transfer of responsibility for support of IT systems at the Facility from Seller to Buyer. Each party agrees to perform the pre-Closing tasks assigned to it in the IT Transition Plan. In addition, although the parties have reached agreement on the current version of the IT Transition Plan, they acknowledge that it requires refinement in several respects, and agree that it shall serve as a basis for a more definitive and complete IT Transition Plan. The parties agree to work together and agree in writing on a revised IT Transition Plan on or before Closing, which will be deemed to supersede and replace the current IT Transition Plan upon such agreement.

          8.11  Maintenance of Representations and Warranties. Each of Seller
                ---------------------------------------------
and Buyer agrees that from the date of this Agreement to the Closing Date (it) it will refrain from taking any action that would result in a breach of its representations and warranties contained in Article IV (Buyer's Representations and Warranties) or Article V (Seller's Representations and Warranties), as the case may be, and (ii) in the event it learns of an occurrence giving rise to a breach of any of its representations or warranties, it shall promptly notify the other party.

          8.12  Supply Agreement Charges. The parties acknowledge their mutual
                ------------------------
preference to establish conversion and materials charges under the Supply Agreement at Seller's 1997 Product Standard Charges as reflected in Sections 5.1(a), 5.1(b) and 5.2 of Exhibit E hereto. The parties acknowledge, however, that additional time is required to assess the appropriate conversion, materials and other charges contained in Sections 5.1(a), 5.1(b) and 5.2 and Article XVIII of Exhibit E. Seller agrees to provide to Buyer all information available to Seller regarding the charges as reflected in Exhibit E, and Buyer agrees to use reasonable efforts to evaluate and, if appropriate, agree to the provisions of
Section 5.1(a), 5.1(b) and 5.2 and Article XVIII as they are set forth in Exhibit E. If Buyer cannot so agree, however, the parties agree to work together to establish mutually acceptable conversion, materials and other charges under Sections 5.1 (a), 5.1(b), and 5.2 and Article XVIII. If the parties have not reached agreement on these charges by the time all conditions to Closing are satisfied or waived, (i) the parties shall proceed with the Closing and (ii) the parties shall execute and deliver the Supply Agreement in the form attached as Exhibit E at the Closing with only such changes as are necessary and mutually agreed to reflect the provisions of the following sentence. The parties shall continue to work together to establish mutually acceptable charges as provided in this Section 8.12. If the parties have not reached agreement on those charges by December 31, 1997, the conversion changes for subsequent periods shall be based on 1996 Conversion Charges, declining over time as agreed by the parties, until the parties establish mutually acceptable conversion, materials and other charges under Sections 5.1(a), 5.1(b), 5.2 and
Article XVIII. The parties acknowledge that any alterations must have an impact on Buyer, including the timing of cash flows, that is no less favorable than contemplated if 1996 standards had been utilized with quarterly guaranteed payments.

          8.13  Warren Encroachment. The parties acknowledge that Mr. and Mrs.
                -------------------
Warren, landowners adjoining the Owned Real Property, have constructed certain structures that encroach on the Owned Real Property. Seller agrees that, prior to the Closing Date, it will contact the Warrens to discuss the possibility of quitclaiming or otherwise transferring to them the portion of the Owned Real Property on which the encroachments exist. Buyer agrees to consent to such transfer, the terms of which shall be mutually satisfactory to Buyer and Seller.


                                  ARTICLE IX

           CONDITIONS PRECEDENT TO BUYER'S AND PARENT'S OBLIGATIONS

          The obligations of each of Buyer and Parent to consummate its obligations in connection with the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date, unless specifically waived in writing by Buyer or the Parent prior to the Closing Date:

          9.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of Seller contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date.

          9.2  Compliance with Covenants.  Seller shall have duly performed and
               -------------------------
complied with in all material respects all covenants, agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

          9.3  Absence of Litigation.  No action or proceeding shall be pending
               ---------------------
by or before any Governmental Body seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

          9.4  Absence of Material Change.  Between the date of this Agreement
               --------------------------
and the Closing, no material adverse change shall have occurred in the condition of the Purchased Assets or the Operation of the Facility.

          9.5  Consents and Approvals and Permits.  All (a) Required Consents
               ----------------------------------
shall have been obtained, or in the case of Required Consents that have not been obtained, Seller shall have made arrangements reasonably acceptable to Buyer in the exercise of its good faith business judgment, to provide to Buyer goods or services and other benefits comparable to those that would have been provided by the party whose consent was not obtained; (b) all other required or mandated orders or notifications of, or registrations, declarations or filings with, or expiration of waiting periods imposed by, any applicable Governmental Body in connection with the consummation of the transactions contemplated by of this Agreement shall have been made or obtained or shall have occurred, including without limitation the expiration or early termination of the waiting period under the HSR Act; and (c) Buyer shall have been assigned or issued all Permits described in Section 2.3(j) of the Disclosure Schedule and all environmental permits and any other permits required by Buyer for the operation of the Facility and performance of the Supply Agreements and Assumed Supply Contracts, except any such Permits, other permits and environmental permits that Buyer's failure to obtain will not cause a Material Adverse Effect; provided, however, that if in Buyer's good faith business judgment any such Permits, other permits or environmental permits could be obtained within 60 days, Buyer shall have the option in its sole discretion to extend the Closing for up to 60 days (but in no event beyond September 30, 1997) to allow Buyer to obtain them.

          9.6  Title Insurance; Survey.  Buyer shall have obtained at its own
               -----------------------
expense a title insurance policy in form and with endorsement acceptable to Buyer and Buyer's lenders in amount no less than $100,000,000 insuring good and marketable title in fee simple absolute to all the Owned Real Property, free and clear of all title defects, objections or Liens of any nature whatsoever, except for Liens described in Section 2.4(a) of this Agreement. Correct surveys, reasonably acceptable to Buyer and Buyer's lenders, shall have been certified to Buyer at Buyer's own expense showing the boundaries of and the location of the Owned Real Property and the locations of all Improvements, showing no encroachment by the Improvements on property of others.

          9.7   Removal of Liens.  All Liens described in Section 4.6 of the
                ----------------
Disclosure Schedule and any other Lien that is not a Permitted Lien shall have been removed, and Seller shall have provided to Buyer evidence of such removal.

          9.8   Financing.  Buyer shall have obtained the necessary financing to
                ---------
fund the Cash Purchase Price.

          9.9   Legal Opinion.  Buyer shall have received the legal opinion of
                -------------
Seller's counsel in a form to be agreed upon by the parties.

          9.10  Physical Condition of Purchased Assets. The physical condition
                --------------------------------------
of the Purchased Assets shall be substantially the same on the Closing Date as on the date of Buyer's execution of this Agreement, reasonable wear and tear and (subject to the provisions of Section 14.3 below) loss by casualty or condemnation excepted.

          9.11  Litigation. As of the Closing, there shall be no litigation or
                ----------
administrative agency or other governmental proceeding, pending or, to the Best Knowledge of Buyer, threatened, which after Closing would materially adversely affect the ownership, use or value of the Purchased Assets or the ability of Buyer to operate the Facility as presently operated or to perform its obligations under the Supply Agreement.

          9.12  Transaction Agreements. Buyer and Seller shall have entered into
                ----------------------
all of the Transaction Agreements.


                                   ARTICLE X

                 CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

          The obligations of Seller to consummate the transaction contemplated by this Agreement are subject to the satisfaction of each of the following conditions on or before the Closing Date, unless specifically waived in writing by Seller prior to the Closing:

          10.1  Representations and Warranties.  The representations and
                ------------------------------
warranties of Buyer and Parent contained in this Agreement shall have been true and correct on the date of this Agreement, and shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date.

          10.2  Compliance with Covenants.  Buyer and Parent shall have duly
                -------------------------
performed and complied with in all material respects all covenants, agreements and obligations required by this Agreement to be performed or complied with by them on or before the Closing Date.

          10.3  Absence of Litigation. No action or proceeding shall be pending
                ---------------------
by or before any Governmental Body seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

          10.4  Consents and Approvals. All (a) Required Consents and (b) other
                ----------------------
required or mandated orders or notifications of, or registrations, declarations or filings with, or expiration of waiting periods imposed by, any applicable Governmental Body in connection with the consummation of the transactions contemplated by of this Agreement shall have been made or obtained or shall have occurred, including without limitation the expiration or early termination of the waiting period under the HSR Act.

          10.5  Legal Opinion.  Seller shall have received the legal opinion of
                -------------
Buyer's and Parent's counsel in a form to be agreed upon by the parties.

          10.6  Transaction Agreements.  Seller and Buyer shall have entered
                ----------------------
into all of
the Transaction Agreements.

          10.7  Insurance Coverages.  Buyer shall have delivered evidence to
                -------------------
Seller that Buyer (i) has obtained all insurance coverages required to be maintained by Buyer pursuant to the Supply Agreement; (ii) has named Seller as an additional insured party under the product liability insurance required thereunder; and (iii) has waived all subrogation rights under such policies.


                                  ARTICLE XI

                                    CLOSING

          11.1  Closing.  The Closing shall take place at the offices of
                -------
Womble Carlyle Sandridge & Rice in Research Triangle Park, North Carolina (or such other place as the parties may mutually agree) at 10:00 a.m., local time, on July 31, 1997, or such other date as may be mutually agreed upon in writing by the parties hereto; provided, however, that (a) if one or more conditions to this Agreement is not satisfied by such date, the party benefitting from such condition may elect, in its sole discretion, one or more postponements of the Closing for the purpose of enabling such condition to be satisfied; and (b) notwithstanding the provisions of the preceding subparagraph (a), in no event may the Closing be postponed beyond September 30, 1997. The Closing when completed shall be deemed to have occurred at the Effective Time. If the Closing takes place on the last day of a month, the Effective Time shall be 11:59 p.m. that day. If the Closing takes place on a day other than the last day of a month, such day shall be a Monday, and the Effective Time shall be 12:01 a.m. that day.

          11.2  Deliveries by Seller. At the Closing, Seller shall deliver or
                --------------------
cause to be
delivered to Buyer the following:

          (a) A certificate of an officer of Seller confirming the satisfaction of the conditions set forth in Sections 9.1, 9.2, 9.3, 9.4, 9.5 (as to Required Consents), 9.7, 9.10 and 9.11 hereof.

          (b) A copy of all corporate resolutions authorizing the execution, delivery and performance of this Agreement and the Transaction Agreements, and the consummation of the transactions contemplated herein and therein, accompanied by the certification of the Secretary or an Assistant Secretary of Seller to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded.

          (c) Evidence of the removal of Liens, as described in Section 9.7.

          (d) Evidence that all Required Consents have been obtained or satisfied.

          (e) A special warranty deed and a quitclaim deed in substantially the forms attached hereto as Exhibit K transferring fee simple title to the Owned Real Property.

          (f) Certificates of title, duly endorsed for transfer and including odometer readings, with respect to all titled motor vehicles included in the Purchased Assets.

          (g) Bills of Sale and Assignment and other such documents as may be legally required to convey and vest in Buyer all of Seller's right, title and interest in and to all of the remaining Purchased Assets, in substantially the form attached hereto as Exhibit L.

          (h) The legal opinion of Seller's counsel referred to in Section 9.9.

          (i) A Certificate from the Secretary of State or other appropriate government official of the State of North Carolina indicating that, as of five business days prior to the Closing Date, there are no filings against Seller in the office of the Secretary of State or other government official under the Uniform Commercial Code of the State of North Carolina which would be a Lien on any Purchased Assets, other than any filings which are released as of the Closing.

          (j) To the extent held by or under the control of Seller (a) the originals of the building permits and certificates of occupancy for the Improvements; and (b) the operating manuals, guaranties and warranties for the Tangible Personal Property.

          (k) An Affidavit, duly executed by Seller, attesting that Seller is not a "foreign person" within the meaning of Section 1445(e)(3) of the Code and is not subject to withholding under any state or U.S. tax law, in form reasonably acceptable to Buyer.

          (l) A closing statement in form and content satisfactory to Buyer and Seller indicating the prorations for costs and expenses as described in
     Section 3.8.

          (m) The Asbestos Release, which is delivered in exchange for the Asbestos Consideration.

          (n) Such other documents as are reasonably requested by Buyer's lenders to complete the debt financing and by the title insurance company in connection with issuing the policy referred to in Section 9.6, so long as such documents are customary in transactions of this nature and are consistent with the terms of this Agreement and the Transaction Agreements, and so long as execution and delivery of the same by Seller do not involve unreasonable expense or actions on the part of Seller.

          11.3  Deliveries by Buyer and Parent.  At the Closing, Buyer and
                ------------------------------
Parent shall deliver or cause to be delivered to Seller the following:

          (a) A certificate of an officer of each of Buyer and Parent confirming the satisfaction of the conditions set forth in Sections 10.1, 10.2 and
     10.3 hereof.

          (b) A copy of all corporate resolutions of Buyer and Parent authorizing the execution, delivery and performance of the Buyer Transaction Agreements, and the consummation of the transactions contemplated herein and therein, accompanied by the certification of the Secretary or Assistant Secretary of the corporation adopting the same to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded.

          (c) An Instrument of Assumption of the liabilities to be assumed by Buyer pursuant to Section 2.4, in substantially the form attached hereto as Exhibit M.

          (d) The Cash Purchase Price, evidenced by a wire transfer of immediately available funds from Buyer.

          (e) 250,000 shares of Buyer Preferred Stock of Buyer, as described in
     Section 3.3.

          (f) The legal opinion of Buyer's counsel referred to in Section 10.5.

          (g) The Asbestos Release, which is delivered in exchange for Asbestos Consideration.

          (h) Insurance certificates showing compliance with Section 10.7.

          (i)  The Warrants.

          (j) Documents evidencing the restrictive covenants for the Prohibited Areas, as described in Section 8.2(c)(1) of this Agreement.

          11.4  Deliveries by Seller and Buyer.  Each of Seller and Buyer shall
                ------------------------------
execute
and deliver, or cause to be executed and delivered, to the other the following:

          (a) The Supply Agreement.

          (b) Joint instructions to the Escrow Agent for the release of the Escrow Amount to Seller, to be applied to the Cash Purchase Price.

          (c) Evidence of expiration or early termination of the waiting period under the HSR Act.

          (d) The License Agreement.

          (e) The Environmental Agreement.

          (f) The Memorandum of Understanding.

          (g) The Personnel Files Transfer Agreement.

          (h) The Medical Records Transfer Agreement.

          11.5  Further Assurances.  Seller shall, at any time on or after the
                ------------------
Closing Date, take any and all steps reasonably requested by Buyer to place Buyer in possession, ownership and operating control of the Purchased Assets and the Facility, and will do, execute, acknowledge and deliver all such further acts, deeds and instruments as may be required for the more effective transfer to and reduction to possession of Buyer, or its successors or assigns, of any of the Purchased Assets.


                                  ARTICLE XII

                                INDEMNIFICATION

          12.1  Indemnification by Seller. Seller shall indemnify, defend and
                -------------------------
hold harmless Buyer, Parent and Parent's Affiliates and their respective officers, directors and employees (the "Buyer Indemnitees") from, against, and with respect to any and all losses, damages, claims, obligations, suits, judgments, fines, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding or demand), of any kind or character (a "Loss") to the extent such Loss arises out of or in connection with any of the following:

          (a) any breach of any of the representations or warranties of Seller contained in this Agreement;

          (b) any failure by Seller to perform or observe, or to have performed or observed, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement;

          (c) any adverse health effect, reproductive effect or bodily injury
     (i) to any person engaged in the Operation of the Facility on the Owned Real Property or engaged in any other activity conducted on the Owned Real Property prior to the Effective Time (including, without limitation, full time employees, temporary employees, or independent contractors of Seller or Seller's Affiliates, agents or contractors, whether or not manifested at the Effective Time, as a consequence of the exposure of such person (a) on or before the Effective Time to asbestos (including, without limitation, asbestos and asbestos-containing material which is Buyer's responsibility under Section 8.9), a Hazardous Material or Pre-Existing Environmental Condition located on the Purchased Assets or (b) on or before the Effective Time to a product, or any material used to produce a product, stored, used, consumed or manufactured at the Facility; or (ii) to any person retained or used by Seller or Seller's Affiliates, agents or contractors following the Effective Time to conduct Remedial Activity or discharge Seller's Environmental Indemnity Obligations on the Owned Real Property as a consequence of the exposure of such person to the Environmental Condition that such person is engaged in remediating;

          (d) any product liability claim or intellectual property claim arising from the Purchased Inventories;

          (e) any severance pay, WARN Act liability or damages, discrimination or other employee related claims or damages to the extent that they arise from Seller's actions prior to, on or after the Closing Date, except to the extent Buyer has indemnified Seller for such actions pursuant to Section 12.2;

          (f)  any Excluded Liability; or

          (g) any failure to comply with the bulk sales laws of any jurisdiction in connection with the sale of the Purchased Assets hereunder.

          12.2  Indemnification by Buyer and Parent. Buyer and Parent, jointly
                -----------------------------------
and severally, shall indemnify, defend and hold harmless Seller and Seller's Affiliates and their respective officers, directors and employees (the "Seller Indemnitees") from, against and with respect to any Loss to the extent such Loss arises out of or in connection with any of the following:

          (a) any breach of any of the representations and warranties of Buyer or Parent contained in this Agreement;

          (b) any failure by Buyer or Parent to perform or observe, or to have performed or observed any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement;

          (c) any adverse health effect, reproductive effect or bodily injury, whether or not manifested at the Effective Time, to any person (including, without limitation, full time employees, temporary employees or independent contractors of Buyer or Buyer's Affiliates, agents or contractors, without regard to whether such person was previously employed by Seller as a full time, temporary employee or independent contractor) engaged in the operation of the Facility by Buyer or any other activity conducted on the Owned Real Property after the Effective Time, as a consequence of the exposure of such person after the Effective Time to (i) asbestos, a Hazardous Material or any Environmental Condition on the Owned Real Property or (ii) a product, or any material used to produce a product stored, used, consumed or manufactured at the Facility by Buyer; and provided, however, that this Section 12.2(c) shall also not cover any adverse health effect, reproductive effect or bodily injury to any person to the extent that such effect or injury is described in Section 12.1(c)(ii) above;

          (d) failure of Buyer to perform the obligations under the Assumed Liabilities;

          (e) any alleged or actual use by Buyer of information provided by Seller, Seller's employees or Seller's records (including the personnel files transferred pursuant to the Personnel Files Transfer Agreement), or Buyer's involvement of Seller, Seller's employees or Seller's records (including the personnel files transferred pursuant to the Personnel Files Transfer Agreement), in the process of making decisions regarding the organizational structure of Buyer's operations at the Facility, the number of employees to be employed by Buyer at the Facility, the identity of persons to be made offers of employment by Buyer, the terms and conditions of employment to be offered by Buyer to the New Employees or Buyer's employment policies, procedures or practices applicable to New Employees; provided, however, that Buyer shall be relieved of its obligations under this subsection (e) to the extent that Buyer relied on information in such records that was false or was incomplete in any material respect so as to make such records misleading;

          (f) any alleged or actual involvement of Seller, at Buyer's request, in any communication made by Buyer to Greenville Employees or New Employees, or any alleged or actual direct communication by Seller, at Buyer's request, to Greenville Employees or New Employees; provided that Seller's communications are not materially inconsistent with those communications of Buyer that are known to Seller;

          (g) any submission, disclosure or transfer requested by Buyer of personnel records, medical records or other employment-related or health-related information to Buyer about any Greenville Employee;

          (h) any severance pay, WARN Act liability or damages, discrimination, labor law or other employee related claims or damages to the extent that they arise from Buyer's actions prior to, on, or after the Closing Date with respect to New Employees; or

          (i) except to the extent Buyer would be entitled to indemnity from Seller under this Agreement and the Environmental Agreement or be excused from indemnifying Seller pursuant to Section XXI of the Supply Agreement, Buyer's operation of the Facility and ownership of the Purchased Assets after the Effective Time.

          12.3  Notice of Claim.  Any party seeking to be indemnified under this
                ---------------

Agreement (the "Indemnified Party") shall, reasonably promptly following discovery of the matters giving rise to a Loss or Environmental Claim (and in any event no later than ten days following discovery of matters as provided in
Section 8.2(j) which may give rise to an Environmental Claim or a Loss covered by Section 12.1(c) or 12.2(c) hereof, notify the party from whom indemnity is sought (the "Indemnity Obligor") in writing of any Loss or Environmental Claim, specifying in reasonable detail the nature of the Loss or Environmental Claim and, to the extent possible, the amount of the liability estimated to arise therefrom. If the Indemnified Party does not so notify the Indemnity Obligor within the time period specified above of its discovery of a claim for recovery, such delay shall not relieve the Indemnity Obligor of its obligations hereunder except to the extent that the Indemnity Obligor is prejudiced by such delay.
The Indemnified Party shall provide to the Indemnity Obligor as promptly as practicable thereafter all unprivileged information and documentation reasonably requested by the Indemnity Obligor to verify the claim asserted.

          12.4  Defense.
                -------

          (a) Third Party Claims.  If the facts pertaining to a Loss or
              ------------------
     Environmental Claim arise out of the claim of any Governmental Body or other third party (a "Third Party Claim"), the Indemnity Obligor shall assume the defense or the prosecution thereof, including the employment of counsel or accountants at its cost and expense; provided, however, that during the interim the Indemnified Party shall use its best efforts to take all action (not including Obligatory Remediation or settlement) reasonably necessary to protect against further damage or loss with respect to the Loss or Environmental Claim and all costs reasonably incurred by the Indemnified Party shall be reimbursed to the

     Indemnified Party by the Indemnity Obligor not more frequently than quarterly; provided, however, that the Indemnity Obligor shall be relieved of its obligations hereunder on account of the Indemnified Party's failure to take such action only to the extent of any prejudice caused thereby. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnity Obligor in any such action and to participate therein, but the fees and expenses of such counsel shall be at the Indemnified Party's own expense. All the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such unprivileged records, information and testimony and shall attend such conferences, discovery proceedings and trials as may be reasonably requested in connection therewith. The Indemnity Obligor shall not be liable for any settlement of any such claim effected without its prior written consent. In the event of payment by the Indemnity Obligor to the Indemnified Party in connection with any Loss or Environmental Claim arising out of a Third Party Claim, the Indemnity Obligor shall be subrogated to and shall stand in the place of the Indemnified Party as to any events or circumstances in respect of which the Indemnified Party may have any right or claim against such third party (other than a parent, affiliate or subsidiary of the Indemnified Party) relating to such indemnified matter. The Indemnified Party shall reasonably cooperate with the Indemnity Obligor in prosecuting any subrogated claim, provided that the Indemnity Obligor shall reimburse the Indemnified Party for out-of-pocket costs necessarily incurred in connection with such cooperation.

          (b) Indemnitee's Right to Assume Defense.  Notwithstanding the
              ------------------------------------
     foregoing, the Indemnitee may elect to defend itself from any Third Party Claim or to take any other action which would be required to discharge an indemnification obligation of its Indemnitor hereunder, if (i) the Loss or Environmental Claim (or the resolution thereof) involves performance (other than the mere payment of money), and (ii) in the case of Loss or Environmental Claim retained by the Buyer, Parent or their successors or assigns, as the indemnitee, the Loss or Environmental Claim is not for performance of the Seller's obligations under the Environmental Agreement or the Memorandum of Understanding, and
     (iii) in the case of Losses or Environmental Claims retained by the Seller, or its successors or assigns, as the Indemnitee, the Claim is for performance of the Seller's obligations under the Environmental Agreement or the Memorandum of Understanding. Notwithstanding the foregoing, it is expressly agreed that in the event of any Third Party Claim by an employee of the Indemnitee at the time of the Claim, the Indemnitee, shall have the absolute right to elect to defend itself from such Claim.

          In either of the foregoing cases where the Indemnitee may elect to defend itself, the Indemnitee may employ its own counsel, and defend, pay, and/or settle such Third Party Claim on terms and conditions acceptable to the Indemnitee in its sole discretion and the cost reasonably incurred by the Indemnitee in taking such action shall be reimbursed by the Indemnitor to the Indemnitee upon demand; provided, however, that the amount of the fees and expenses of counsel incurred by the Indemnitee or the amount of any other payment, defense or settlement by the Indemnitee shall not be determinative of the liability of the Indemnitor to the Indemnitee pursuant to this Agreement, and said liability of the Indemnitor shall be limited to the reasonable amount that the Indemnitor would have incurred to discharge its indemnity obligations with respect to the matters addressed by the Indemnitee, if the Indemnitor had acted to discharge such obligations in accordance with the terms of this Agreement.

          (c) Indemnitor's Failure to Assume Defense of Third Party Claim.  If
              -----------------------------------------------------------
     the Indemnitor does not timely accept the tender of a Third Party Claim covered by its indemnity obligations and tendered to it pursuant to the foregoing, the Indemnitee may take such action (including any Remedial Activity) to discharge, defend or settle such Third Party Claim as it deems appropriate and, upon demand, the Indemnitor shall discharge, for the benefit of the Indemnitee, the amount of any settlement of, or judgment entered on, the Third Party Claim, and shall reimburse the Indemnitee for all attorneys' fees and other costs and expenses incurred by the Indemnitee with respect to the Third Party Claim.

          (d) Statutes of Limitations.  In any instance in which the Indemnitee
              -----------------------
     defends any Third Party Claim, it shall assert as a defense any applicable statutes of limitation or statutes of repose respecting such Third Party Claim, and the Indemnity Obligor shall be relieved of its indemnity obligations hereunder to the extent that it is prejudiced by the Indemnitee's failure to assert such defense.

          12.5  Time for Claims. Any claim asserted with respect to the items
                ---------------
enumerated in Sections 12.1 or 12.2 must be submitted to the Indemnity Obligor in writing, or invoked in official proceedings, within two years after the Closing Date, except for claims resulting: (a) from a breach of Seller's representations and warranties concerning title to the assets as set forth in
Section 4.6, which may be made at any time prior to the fifth anniversary of the Closing Date; (b) from any Taxes of Seller which are Excluded Liabilities, which may be made at any time within the statutes of limitations applicable to such claims; (c) from a product liability claim arising from the Purchased Inventories under Section 12.1(d) or from Section 12.1(c) or (f), or Section 12.2(c), (d) or (i) which may be made at any time; (d) from an intellectual property claim arising from the Purchased Inventories under Section 12.1(d) or from Section 12.1(e) or Section 12.2(e),
(f), (g) or (h), which may be made prior to the fifth anniversary of the Closing Date; (e) from the representations and warranties contained in Section 4.2 and
Section 5.2 with respect to the authority of the parties and the enforceability of this Agreement and the Transaction Agreements which may be made at any time; and (f) from any claim under Section 12.1(b) or 12.2(b) with respect to a covenant, agreement or condition required to be performed by a party following the Closing Date, which may be made at any time that such performance is required. If the matters giving rise to the claim occur prior to the end of the time limits specified above, and if a notice of the claim is presented within such time limits, then the Indemnity Obligor shall be entitled to recover any Losses (whenever incurred) related to such claim.

          12.6  Limitation.
                ----------

          (a) Notwithstanding the provisions of Section 12.1, and subject to
     Section 12.12 below, Seller shall not have any indemnification obligation under this Agreement unless and until the aggregate amount of the Losses of the Indemnified Party exceeds $1,000,000 in the aggregate, whereupon Seller shall be liable to indemnify the Indemnified Party for all of such Losses.

          (b) Notwithstanding the provisions of Section 12.2, and subject to
     Section 12.12 below, Buyer shall not have any indemnification obligation under Sections 12.2(a) or (b) of this Agreement unless and until the aggregate amount of the Losses of the Indemnified Party exceeds $1,000,000 in the aggregate, whereupon Buyer shall be liable to indemnify the Indemnified Party for all such Losses.

          12.7  Reduction by Insurance Proceeds.  The amount payable by an
                -------------------------------
Indemnity Obligor to an Indemnified Party with respect to a Loss shall be reduced by the amount of any insurance proceeds actually received by the Indemnified Party with respect to the Loss, and each of the parties hereby agrees to use its reasonable commercial efforts to collect any and all insurance proceeds to which it may be entitled in respect of any Loss; provided, however, that insurance proceeds need not be collected prior to submission and payment of a claim by the Indemnity Obligor for such Loss. Each party further agrees that in the event of payment of insurance proceeds, the Indemnified Party who receives such insurance proceeds shall promptly notify the Indemnity Obligor, and, if the Indemnity Obligor has made a payment for a Loss, then the Indemnified Party shall promptly remit to the Indemnity Obligor the amount of insurance proceeds.

          12.8  Maximum Indemnity Amount.
                ------------------------

          (a) Subject to Section 12.12 below, in no event shall the amount for which Seller shall be liable as an Indemnity Obligor hereunder exceed $200,000,000.

          (b) Subject to Section 12.12 below, in no event shall the amount for which Buyer shall be liable as an Indemnity Obligor hereunder exceed $200,000,000.

          12.9  Known Matters.  Seller shall not be required to indemnify any
                -------------
Buyer Indemnitee for any Loss resulting from the breach of a representation or warranty of Seller set forth in the first sentence of Section 4.9, the first two sentences of Section 4.14 or the first two sentences of Section 4.22(c) if Seller proves that a Buyer Indemnitee knew and Seller did not know at the time of Closing of the existence of the facts or circumstances giving rise to such breach. The knowledge of any Buyer Indemnitee as to any other matter shall not be a defense to a claim for indemnity by any Buyer Indemnitee.

          12.10  Exclusive Remedy.  Except as expressly described in this
                 ----------------
Agreement and the Transaction Agreements, neither Buyer or any Buyer Indemnitee nor Seller or any Seller Indemnitee shall have any remedies (statutory, equitable, common law or other) against the other with respect to any Loss or Environmental Claim, including, without limitation, any right of recovery against any other party for any Environmental Claim under any Environmental Law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the North Carolina Air Pollution and Hazardous Substances Control Act.

          12.11  Indemnities Related to Purchased Inventories.  In the event
                 --------------------------------------------
that Buyer brings an indemnification claim for breach of Seller's representations in Section 4.10 with respect to the period of time in which items included in the Purchased Inventories (including, without limitation, those items listed on Section 4.10 of the Disclosure Schedule) are useable or saleable, Buyer's sole remedy shall be as follows: Seller shall refund to Buyer the amount of the Purchase Price paid by Buyer for such Purchased Inventories. Seller may direct Buyer to ship such Purchased Inventories to Seller or a Seller Affiliate, to hold the Purchased Inventories on behalf of Seller for future use, or destroy the Purchased Inventories, in each case at Seller's cost. If Seller directs destruction of a portion of the Purchased Inventories, Seller shall reimburse the Buyer's actual out-of-pocket cost of the lawful destruction.

          12.12  Exceptions.
                 ----------

          (a) The limitations set forth in Section 12.6 and 12.8 shall not apply to any claims of any Buyer Indemnitee arising out of the following: (i) any Excluded Liability; (ii) any severance pay or WARN Act liability or damages, to the extent they arise from Seller's actions prior to, on or after the Closing Date; (iii) any product liability claim arising from the Purchased Inventories; (iv) any matter described in Section 12.1(c); or (v) any matter described in subpart (iv) of the definition of Environmental Claim.

          (b) The limitations set forth in Sections 12.6 and 12.8 shall not apply to any claims of any Seller Indemnitee arising out of the following:
     (i) any failure of Buyer to perform the obligations under the Assumed Liabilities; (ii) any severance pay or WARN Act liability or damages, to the extent that they arise from Buyer's actions prior to, on or after the Closing Date with respect to New Employees; (iii) except to the extent Buyer would be entitled to indemnity from Seller under this Agreement and the Environmental Agreement or be excused from indemnifying Seller pursuant to Article XXI of the Supply Agreement, Buyer's Operation of the Facility and ownership of the Purchased Assets after the Effective Time; (iv) any matter described in Section 12.2(c); or (v) any matter described in subpart
     (iv) of the definition of Environmental Claim.


                                 ARTICLE XIII

                                  TERMINATION

          13.1  Termination.  This Agreement may be terminated at any time prior
                -----------
to the Closing:

          (a) By the mutual written consent of Seller and Buyer;

          (b) By Seller, if Buyer shall (i) breach any of its covenants contained in Article VII entitled "Covenants of Buyer and Seller" or
     Article VIII entitled "Mutual Covenants," or (ii) breach of any of its obligations contained in Section 8.1, 8.3, 8.6, 8.10 or 8.11, which breach or failure is not cured within ten days after Seller has notified Buyer of its intent to terminate this Agreement pursuant to this subparagraph;

          (c) By Buyer, if Seller shall (i) breach any of its covenants contained in Article VI entitled "Covenants of Seller," Article VII entitled "Covenants of Buyer and Seller," or Article VIII entitled "Mutual Covenants," or (ii) breach of any of its obligations contained in Section 8.1, 8.3, 8.6, 8.10 or 8.11, which breach or failure is not cured within ten days after Buyer has notified Seller of its intent to terminate this Agreement pursuant to this subparagraph;

          (d) By either Seller or Buyer, if there shall be any order, writ, injunction or decree of any Governmental Body binding on Seller or Buyer which prohibits or restrains Seller or Buyer from consummating the transactions contemplated hereby; or

          (e) By either Seller or Buyer, if the Closing has not occurred by September 30, 1997, for any reason other than delay or nonperformance of the party seeking such termination.

          13.2   Effect on Obligations.  Termination of this Agreement
                  ---------------------
pursuant to this Article shall terminate all obligation of the parties hereunder, except for the obligations under Sections 14.5 (with respect to expenses) and 14.6 (with respect to publicity); provided, however, that termination pursuant to subparagraphs (b) or (c) of Section 13.1 shall not relieve the defaulting or breaching party from any liability to the other party hereto; and provided, further, that the parties' obligations under Section 8.5 of this Agreement shall survive any such termination. The effect of termination of the Agreement on the Escrow Amount shall be as provided in the Escrow Agreement.


                                  ARTICLE XIV

                                 MISCELLANEOUS

          14.1  Survival of Representations.  All representations and
                ---------------------------
warranties of the parties hereto contained in this Agreement shall survive the Closing, and any claim made with respect to such representations and warranties must be made within the period described in Section 12.5 of this Agreement, or be forever barred.

          14.2  Bulk Sales.  Buyer acknowledges that Seller will not comply
                ----------
with the provisions of any bulk sales laws of any jurisdiction in connection with the sale of the Purchased Assets hereunder.

          14.3  Risk of Loss.
                ------------

          (a) Material.  In the event of any casualty loss, damage or
              --------
     destruction of the Purchased Assets which is of such a magnitude that, were it not remedied, it would prevent Buyer from producing Products with "Conversion Charges" that would be equivalent to five percent or more of the "Guaranteed Revenues" (each as defined in the Supply Agreement) for the period consisting of the first six months following the anticipated Closing Date, the parties agree that (i) they will attempt in good faith to renegotiate for a period of 15 days following the occurrence of the casualty loss to renegotiate this Agreement and the Supply Agreement to reflect new terms that are mutually acceptable to the parties in light of the casualty loss and (ii) if they are unable to reach mutually acceptable new terms within such 15-day period, any party may, at its option, terminate this Agreement.

          (b) Not Material.  In the event of any casualty loss, damage or
              ------------
     destruction of the Purchased Assets which does not meet the description set forth in Section 14.3(a) above, then (i) the parties shall proceed to close under this Agreement; (ii) Buyer shall undertake the repair, restoration and replacement of any damaged Purchased Assets after the Closing Date in as prompt a manner as is practicable; (iii) Seller shall assign to Buyer the right to receive all insurance proceeds payable in connection with such damage and reimburse Buyer for any costs of such repair, restoration or replacement not covered by such proceeds; (iv) the "Guaranteed Revenues" shall be reduced by an amount equal to 40% of the "Conversion Charges" (each as defined in the Supply Agreement) that would have been payable by Seller under the Supply Agreement for Products, if any, that Buyer is prevented from producing as a result of the casualty loss or damage; and
     (v) the parties shall make such other adjustments to the terms of the Supply Agreement as are appropriate to reflect the occurrence of the casualty loss or damage.

          14.4  Tax Filings. Each of the parties acknowledges its understanding
                -----------
of the requirement under Section 1060 of the Code for the filing by each of Form 8594 for their respective tax years in which the Closing occurs. Each of Seller and Buyer agrees to timely file all forms and information required by said
Section 1060 and the regulations promulgated thereunder, and to show the allocation of the Purchase Price among the Purchased Assets in accordance with the Exhibit described in Section 3.7. In the event that Buyer is required by any taxing authority to make any changes in the amounts so allocated, it shall within 30 days following its agreement to such adjustment notify Seller of the adjustment.

          14.5  Expenses.  Each party will pay its own direct costs and
                --------
expenses, including the fees of attorneys, accountants, brokers and other advisors, incurred in connection with the negotiation and consummation of this Agreement and the transactions contemplated hereby. Seller will pay all sales, use and transfer taxes (including excise or transfer taxes on the transfer of the Owned Real Property) arising in North Carolina. Buyer will pay all recording, filing, title and registration fees in connection with the Closing, as well as its filing fees under the HSR Act and transfer taxes arising outside of North Carolina.

          14.6  Publicity.  No public announcement of the parties' negotiations,
                ---------
the signing of this Agreement or any of the terms, conditions or other aspects of the transactions proposed in this Agreement shall be made by either party without the prior written consent of the other; provided, however, that either party shall be entitled to make a public announcement of the proposed transaction after giving prior written notice to the other party hereto, if, in the opinion of the disclosing party's legal counsel, such announcement is required to comply with applicable laws and provided to the extent practicable the other party has received at least two days' notice.

          14.7  Notices.  All notices, demands and other communications made
                -------
hereunder shall be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid) or by facsimile transmission (with telephone confirmation), and shall be deemed to have been given or made if personally delivered, on the day of such personal delivery; if sent by overnight courier, on the next business day following the date deposited with such overnight courier service; or if by facsimile transmission, on the business day transmitted to receiving facsimile machine with receipt confirmed by telephone, in each case addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

          If to the Seller:

               Glaxo Wellcome Inc.
               Five Moore Drive
               Research Triangle Park, North Carolina 27709
               Attention: Richard J. Wallace, Vice President, Business
                            Development
               Telephone:  (919) 483-7430
               Facsimile:  (919) 483-0768

          With a copy (which shall not constitute notice) to:

               Glaxo Wellcome Inc.
               Five Moore Drive
               Research Triangle Park, North Carolina 27709
               Attention: General Counsel
               Telephone: (919) 483-2106
               Facsimile: (919) 315-0478

          If to Buyer:

               Catalytica Pharmaceuticals, Inc.
               430 Ferguson Drive
               Mountain View, California 94043
               Attention: Chief Executive Officer and Chief Financial Officer
               Telephone: (415) 960-3000
               Facsimile: (415) 968-8754

               Catalytica Pharmaceuticals, Inc.
               Intersection of U.S. 13/N.C. 11 and Hwy. 264
               Greenville, NC 27834
               Attention: President
               Telephone: (919) 758-3436
               Facsimile: (919) 707-7050

          With a copy (which shall not constitute notice) to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention: Barry E. Taylor, Esq.
               Telephone:  (415) 493-9300
               Facsimile:  (415) 496-4092

          If to Parent:

               Catalytica, Inc.
               430 Ferguson Drive
               Mountain View, California 94043
               Attention: Chief Executive Officer and Chief Financial Officer
               Telephone: (415) 960-3000
               Facsimile: (415) 968-8754

          With a copy (which shall not constitute notice) to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention: Barry E. Taylor, Esq.
               Telephone:  (415) 493-9300
               Facsimile:  (415) 496-4092

          14.8  Governing Law. This agreement is entered into in the State of
                -------------
North Carolina and shall be governed by the laws of the State of North Carolina applicable to agreements made and to be performed entirely within the State of North Carolina.

          14.9  Jurisdiction.  Any action or proceeding seeking to enforce any
                ------------
provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of North Carolina, County of Wake, or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of North Carolina, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

          14.10  Counterparts.  This Agreement may be executed in one or more
                 ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          14.11  Assignment.  This Agreement shall be binding upon and inure
                 ----------
to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of all other parties hereto, and any purported assignment without such consent shall be void. Notwithstanding the provisions of this Section, Buyer shall be permitted to assign its rights and obligations under this Agreement to any Parent's Affiliate, provided that Parent agrees to guarantee, assume and discharge any and all liabilities, obligations, duties and covenants assumed by such Parent's Affiliate hereunder, as if such liabilities, obligations, duties and covenants were expressly required to be performed or discharged directly by Parent. Furthermore, Buyer shall be permitted, in connection with the Closing, to assign its rights under Article XII and under Sections 8.2 through 8.4 and other rights to payment or performance by Seller under this Agreement, and its rights to enforce such rights to payment or performance, to its lenders (or the financial institution acting as agent for such lenders) and such lenders' successors and assigns.

          14.12  Third Party Beneficiaries.  Except for certain parties
                 -------------------------
entitled to indemnification under Section 8.2, Section 12.1 and Section 12.2, none of the provisions of this Agreement or any document contemplated hereby is intended to grant any right or benefit to any person or entity which is not a party or a permitted assignee (as described in Section 4.11) to this Agreement.

          14.13  Headings.  The article and section headings contained in this
                 --------
Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

          14.14  Amendments.  Any waiver, amendment, modification or
                 ----------
supplement of or to any term or condition of this Agreement shall be effective only if in writing and signed by all parties hereto, and the parties hereto waive the right to amend the provisions of this Section orally.

          14.15  Severability.  In the event that any provision in this
                 ------------
Agreement shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

          14.16  Entire Agreement.  This Agreement and the Schedules and
                 ----------------
Exhibits hereto constitute the entire contract between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter including without limitation the Letter of Intent dated February 5, 1997, which are hereby expressly terminated.

          14.17  Drafting Ambiguities.  Each party to this Agreement and its
                 --------------------
counsel have reviewed and revised this Agreement. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or of any amendments, Schedules or Exhibits to this Agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.
                              SELLER:
                              ------

                              GLAXO WELLCOME INC.


                              By: \S\ Robert A. Ingram
                                  ___________________________________
                                    Name: Robert A. Ingram
                                    Title: President and Chief Executive
                                           Officer


                              BUYER:
                              -----

                              CATALYTICA PHARMACEUTICALS, INC.


                              By: \s\ James A. Cusumano
                                  __________________________________
                                    Name: James A. Cusumano
                                    Title: President and CEO


                              PARENT:
                              ------

                              CATALYTICA, INC.


                              By: \s\ Ricardo B. Levy
                                  __________________________________
                                    Name: Ricardo B. Levy
                                    Title: President, CEO